SPA TAVARES

12 FEBRUARY 2014

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CONTENTS

b

This agreement (the **Agreement**) is made on 12 February 2014 (the **Date of the Agreement**)

BETWEEN

(1) **CREAFUND TRANSICS SHARES STILLE MAATSCHAP**, having its registered office at Kapitein Maenhoutstraat 77b, 9830 Sint-Martens-Latem (**Creafund**);

(2) **LUDWIG LEMENU**, having his main residence at Sint-Pietersstraat 4, 8790 Reningelst, Belgium (**Mr. Lemenu**);

(3) **WALTER MASTELINCK**, having his main residence at Casselrylaan 26, 9800 Deinze, Belgium (**Mr. Mastelinck**);

(4) **CASSEL BVBA**, a private limited liability company incorporated under the laws of Belgium, with registered office at Casselrylaan 26, 9800 Deinze, Belgium, and registered with the Crossroad Bank of Enterprises under number 0463.604.768 (RPR Gent) (**Cassel**); and

(5) **UNIHOLDING SA**, a limited liability company incorporated under the laws of Luxembourg, with registered office at rue Joseph Hacking 1, L-1746 Luxembourg, Luxembourg, registered with the commercial register under number B31.745 (**Uniholding**),

as sellers (each a **Seller** and together the **Sellers**);

AND

(6) **WABCO EUROPE BVBA**, a private limited liability company incorporated under the laws of Belgium, with registered office at Waversesteenweg 1789, 1160 Oudergem, Belgium, and registered with the Crossroad Bank of Enterprises under number 0475.956.135 (RPR Brussel),

as purchaser (the **Purchaser**).

The Sellers and the Purchaser are each referred to as a **Party** and together as the **Parties**.

WHEREAS

(A) The Sellers together own the entire issued share capital of Tavares NV, a limited liability company incorporated under the laws of Belgium, with registered office at Kapitein Maenhoutstraat 77B, 9830 Sint-Martens-Latem, Belgium, and registered with the Crossroad Bank of Enterprises under number 0845.277.004 (RPR Gent) (the **Company** or **Tavares**), represented by 25,693,500 registered shares (the **Shares**).

(B) Tavares owns 7,852,307 shares in Transics International NV, a limited liability company incorporated under the laws of Belgium, with registered office at Ter Waarde 91, 8900 Ieper, Belgium, and registered with the Crossroad Bank of Enterprises under number 0881.300.923 (RPR Ieper) (**Transics**). These 7,852,307 shares (the **Transics Shares**) represent 96.84% of the entire issued share capital of Transics.

(C) Subject to the terms set forth in this Agreement, the Sellers are willing to sell the Shares to the Purchaser and the Purchaser is willing to purchase the Shares from the Sellers.

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1. INTERPRETATION

1.1 In addition to terms defined elsewhere in this Agreement, the definitions and other provisions in Schedule 9 apply throughout this Agreement unless the contrary intention appears.

1.2 In this Agreement, unless the contrary intention appears, a reference to a Clause or Schedule is a reference to a clause or schedule of this Agreement. The Schedules form part of this Agreement.

2. SALE AND PURCHASE

2.1 Each of the Sellers hereby sells and the Purchaser hereby purchases the Shares listed opposite to the relevant Seller's name in Schedule 1. The ownership of the Shares will be transferred to the Purchaser on Completion against payment of the Purchase Price in accordance with Clause 16. This sale and purchase is indivisible and no partial enforcement is possible.

2.2 The Shares are sold free from all Encumbrances and together with all rights attaching to them, including all rights to any dividends that are unpaid. Each of the Sellers further irrevocably and unconditionally waives any transfer restrictions or transfer formalities that may apply to the Transaction.

2.3 The Purchase Price for the sale of the Shares shall be determined in accordance with Clause 4.

3. COMPLETION

3.1 Completion shall take place immediately following signing of this Agreement (the **Completion Date**) at the offices of Stibbe CVBA, Loksumstraat 25, 1000 Brussel.

3.2 At Completion:

(a) the Sellers shall do or procure to be done all that is set out in Part 1 of Schedule 3 (the **Sellers' Completion Obligations**); and

(b) the Purchaser shall do or procure to be done all that is set out in Part 2 of Schedule 3 (the **Purchaser's Completion Obligations**).

3.3 If for any reason the Sellers do not do or procure to be done all Sellers' Completion Obligations, the Purchaser may elect (in addition and without prejudice to all other rights or remedies available to it) not to complete the purchase of the Shares or to fix a new time and date for Completion by, in either case, giving notice to the Sellers. If for any reason the Purchaser does not do or procure to be done all Purchaser's Completion Obligations, the Sellers may elect (in addition and without prejudice to all other rights and remedies available to them) not to complete the sale of the Shares or to fix a new time and date for Completion by, in either case, giving notice to the Purchaser. In particular, the Purchaser shall not be obliged to complete the sale of any of the Shares unless the sale of all the Shares is completed simultaneously in accordance with this Agreement. If the Purchaser or the Sellers elect not to complete the sale and purchase of the Shares pursuant to this Clause, the provisions of Clause 11 shall apply.

4. PURCHASE PRICE

4.1 Purchase Price

(a) The purchase price of the Shares amounts to EUR 111,057,507.43 (the **Purchase Price**), less

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(i) the Shareholder Loan Repayment Amount;

(ii) the ING Repayment Amount;

(iii) the Minorities Earn-Out Amount;

(iv) the amounts specified in Schedule 4; and

(v) the amount of Leakage.

(b) The Sellers confirm to the Purchaser that

(i) the Shareholder Loan Repayment Amount amounts to EUR 2,776,282.10;

(ii) the ING Repayment Amount amounts to EUR 37,242,371.46;

(iii) the Minorities Earn-Out Amount amounts to EUR 7,504,108.36; and

(iv) all items comprising Leakage amount to EUR 0.

(c) The Purchase Price has been agreed based on the following assumptions:

(i) an implied purchase price of EUR 14.14 per Transics Share owned by Tavares, on the basis that Transics has issued an aggregate number of 8,108,587 shares and the Transics Shares owned by Tavares represent 96.84% of the total shares issued by Transics; and

(ii) in the period between the Effective Date and the Completion Date, no Leakage having occurred, other than set out in Clause 4.1(b)(iv).

5. ARRANGEMENTS WITH ING BELGIUM NV

5.1 Repayment of ING Facility

(a) The Sellers have procured that ING Belgium NV has delivered the ING Repayment Amount Statement to the Company and the Purchaser on Completion Date.

(b) On Completion, the Purchaser shall repay on behalf of the Company all outstanding debt under the ING Facility (including principal amount, accrued interest and any expenses incurred for early termination) by transferring the ING Repayment Amount as set forth in the ING Repayment Amount Statement.

5.2 Release of pledge on Transics Shares

The ING Repayment Amount Statement shall confirm that (and the Sellers procure that), following the transfer of the ING Repayment Amount as set forth in the ING Repayment Amount Statement, (i) the pledge on the Transics Shares granted by the Company to the benefit of ING Belgium NV pursuant to the ING Facility shall be automatically, irrevocably and unconditionally released and (ii) all outstanding liabilities and obligations of the Group Companies in respect of the ING Facility shall have been settled and terminated.

6. RELATIONSHIP WITH THE SELLERS

6.1 Repayment of indebtedness

(a) The Sellers confirm that on the Completion Date the Group Companies do not have any indebtedness vis-à-vis the Sellers or any of their affiliates or related individuals, other than (i) the bonus for 2013 which Cassel BVBA is eligible to receive and which is still to be determined by the board of directors of Transics (the amount of which will be around EUR 130,000 (i.e. the bonus amount in case targets would have been reached for 100%)) or (ii) pursuant to the shareholder loans (including for the avoidance of doubt current account) set out in Schedule 5 (the **Shareholder Loans**).

(b) The Purchaser shall repay, on behalf of the Group Companies, the Shareholder Loan Repayment Amount on the Completion Date. Upon repayment of the Shareholder Loan Repayment Amount, other than set out in this Agreement the Group Companies shall have no remaining liability vis-à-vis the Sellers, any of their affiliates or related individuals, other than in relation to the bonus for 2013 which Cassel BVBA is eligible to receive and which is still to be determined by the board of directors of Transics (the amount of which will be around EUR 130,000 (i.e. the bonus amount in case targets would have been reached for 100%)).

(c) The Sellers confirm that each Seller and each of its affiliates and related individuals has repaid all amounts due by such person vis-à-vis the Group Companies in principal amount and interest up until Completion.

6.2 Release of guarantees

The Sellers procure that all guarantees and security interests given by any of the Group Companies, in favour of a Seller or any of its affiliates or related individuals are fully released by the beneficiaries of such guarantees or security interests on the Completion Date, except for obligations assumed by the Company towards ING AM and Generali in respect of the Minorities Earn-Out Amount and which will be settled on the Completion Date further to the payment of the Minorities Earn-Out Amount.

6.3 Dislocated assets – No dependency on Sellers

(a) The Sellers confirm that, prior to the Date of the Agreement, they have transferred to the Group Companies any asset (including, for the avoidance of doubt, any Intellectual Property rights) that is used by the Group Companies in the conduct of its business as conducted on the Date of the Agreement and that was located with a Seller, any of its affiliates or related individuals, without any cost or residual liability for the Purchaser or any of the Group Companies. On Completion, all agreements between a Group Company, on the one hand, and a Seller or an affiliate to or related individual of a Seller, on the other hand, are terminated, without any cost or residual liability for the Purchaser or any of the Group Companies.

(b) Parties agree that on Completion Transics shall enter into a new management agreement with Cassel BVBA.

6.4 No investment in Transics Shares

Each Seller confirms that neither such Seller nor any of its affiliates or related individuals owns any shares or other securities issued by Transics other than the Transics Shares owned by the Company (and other than the 6,370 warrants owned by Cassel BVBA). Each Seller undertakes towards the

Purchaser, and procures for its affiliates and related individuals, that it (they) will not trade in any Transics Shares or other securities for a period of 36 months after the Date of the Agreement, it being understood that the foregoing shall not prevent Cassel BVBA from tendering the 6,370 warrants issued by Transics in the Mandatory Offer (failing which they will be acquired by the Purchaser in the subsequent squeeze-out offer).

6.5 Termination of shareholders' agreement and similar arrangements

The Sellers confirm that on Completion any shareholders' agreement or similar arrangement with respect to the Group Companies are terminated, without any cost or residual liability for the Purchaser or any of the Group Companies.

6.6 Payment of the Minorities Earn-Out

(a) The Purchaser shall pay, on behalf of the Company, the Minorities Earn-Out Amount to ING AM and Generali on Completion in accordance with the instructions set forth in Schedule 3 Part 2.

(b) On the Completion Date, the Sellers shall deliver to the Purchaser, a duly signed declaration from each of ING AM and Generali pursuant to which each of them confirms that, after payment of the Minorities Earn-Out Amount by the Purchaser pursuant to Clause 6.6(a), no Group Company and/or the Purchaser shall have any liability *vis-à-vis* ING AM, Nationale-Nederlanden Levensverzekering Maatschappij N.V., Nationale-Nederlanden Schadeverzekering Maatschappij N.V., Nationale-Nederlanden Services N.V. and/or Movir N.V. resp. Generali in respect of the earn-out arrangements agreed upon between the Company and ING AM resp. Generali in the share purchase agreements dated 20 November 2013 resp. 18 November 2013 (the "**Minorities Earn Out Declaration**").

7. REPRESENTATIONS & WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants that each of the statements set out in Schedule 6 is true, correct and not misleading on the Signing Date or, as the case may be, any other date as of which any warranty is expressly stated to be made. The Purchaser shall indemnify the Sellers for any loss, liability, payment or penalty incurred, borne or made by the Sellers which would not have been incurred, borne or made if every representation and warranty set out in Schedule 6 would have been true, correct and not misleading.

8. REPRESENTATIONS & WARRANTIES AND INDEMNITIES OF THE SELLERS

8.1 Fundamental Warranties

(a) The Sellers represent and warrant that each of the statements set out in Part 1 of Schedule 7 (the **Fundamental Warranties**) is true, correct and not misleading on the Signing Date or, as the case may be, any other date as of which any Fundamental Warranty is expressly stated to be made. The Sellers shall indemnify the Purchaser for any loss, liability, payment or penalty incurred, borne or made by the Purchaser or a Group Company which would not have been incurred, borne or made if every Fundamental Warranty would have been true, correct and not misleading.

(b) The Parties agree that none of the Fundamental Warranties is qualified by any form of disclosure and that the liability of the Sellers hereunder is not subject to the limitations set forth in Clause 8.5.

8.2 Business Warranties

(a) The Sellers represent and warrant that each of the statements set out in Part 2 and Part 3 of Schedule 7 (the **Business Warranties**) is true, correct and not misleading on the Signing Date or, as the case may be, any other date as of which any Business Warranty is expressly stated to be made. The Sellers shall indemnify the Purchaser for any loss, liability, payment or penalty incurred, borne or made by the Purchaser or a Group Company which would not have been incurred, borne or made if every Business Warranty would have been true, correct and not misleading.

(b) The Parties agree that the Business Warranties are qualified by the information that is Fairly Disclosed in the Data Room and by the information disclosed by (i) Transics to the market in the context of the legal disclosure rules applicable to Transics as listed company and (ii) Tavares to the market within the framework of the 2012 public takeover bid on Transics. The liability of the Sellers shall be further subject to the limitations set forth in Clause 8.5.

8.3 Specific indemnities

(a) The Sellers shall further indemnify the Purchaser for any loss, liability, payment or penalty incurred, borne or made by the Purchaser or a Group Company resulting from:

(i) any Transaction Costs incurred by a Group Company other than those that will be deducted from the Purchase Price pursuant to Clause 4.1;

(ii) any claims resulting from the 2012 public takeover bid made by the Company or from any subsequent trade in securities in Transics by the Sellers or a Group Company, to the extent not paid before the Effective Date and other than in relation to the Minorities Earnout Amount;

(iii) any non-compliance by the Company prior to Completion with respect to applicable laws and regulations concerning acquiring or owning the Transics Shares,;

(iv) any actual or contingent liability that the Company would have at Completion (including but not limited to, for the avoidance of doubt, any indebtedness or any liability vis-à-vis previous securityholders of Transics), other than those that will be deducted from the Purchase Price pursuant to Clause 4.1;

(v) any non-compliance by the Company prior to Completion with respect to legal disclosure rules

(vi) any Taxes due by the Company with respect to time periods up until Completion that are not paid before Completion, other than those that will be deducted from the Purchase Price pursuant to Clause 4.1.

The Parties agree that the scope of these specific indemnities set forth in this Clause 8.3(a) is not qualified by any form of disclosure and that the liability of the Sellers hereunder is not subject to the limitations set forth in Clause 8.5.

(b) The Sellers shall further indemnify the Purchaser for any loss, liability, payment or penalty incurred, borne or made by the Purchaser or a Group Company as a result of a Qualified Event which has not been disclosed by the Company or Transics to the public, nor disclosed by the Sellers to the Purchaser prior to the Date of the Agreement.

For the purposes of this Clause, a **Qualified Event** means any fact or circumstances relating to a Group Company of which a Seller, the CEO or CFO of Transics had knowledge at the Date of the Agreement and which either (i) had to be disclosed to the public in the context of the applicable disclosure rules (regardless with respect to price sensitive information whether such disclosure has been delayed in accordance with applicable rules), and/or (ii) could reasonably be expected to be of material interest for a prospective purchaser of the Shares who intends to continue the business activities of the Group Companies as such business activities are carried on at Completion when deciding whether or not to enter into this Agreement under the terms and conditions set out in this Agreement.

The liability of the Sellers under this Clause 8.3(b) is subject to the restrictions set forth in Clause 8.5.

8.4 Leakage

(a) The Sellers warrant to the Purchaser that in the period between the Effective Date and the Completion Date no Leakage has occurred, other than set out in Clause 4.1(b)(iv). The Sellers shall indemnify the Purchaser on a euro-for-euro basis against any breach of the covenant of this Clause 8.4.

(b) The Parties agree that the undertaking and indemnification obligation set forth in this Clause 8.4 is not qualified by any form of disclosure and that the liability of the Sellers hereunder is not subject to the limitations set forth in Clause 8.5.

8.5 Limitations and mitigating factors

The liability of the Sellers under Clause 8.2 and Clause 8.3(b) shall be subject to the provisions of this Clause 8.5.

(a) Time limitations

(i) The liability of the Sellers in respect of any Claim made pursuant to Clause 8.2 shall lapse 12 months after Completion, except if prior to such date the Purchaser has notified the Sellers of such Claim in accordance with this Agreement.

(ii) The liability of the Sellers in respect of any Claim made pursuant Clause 8.3(b) shall lapse 18 months after Completion, except if prior to such date the Purchaser has notified the Sellers of such Claim in accordance with this Agreement.

(iii) Any Claim made by the Purchaser against the Sellers pursuant to Clause 8.2 or Clause 8.3(b), which is not satisfied, settled or withdrawn within 12 months following the date of delivery of the Claim Notice relating to such Claim, shall be deemed to have been withdrawn (and the Purchaser shall not be permitted to make any new or additional Claims in respect of any event, fact, matter, circumstance or omission which gave rise to such initial Claim) unless appropriate proceedings in respect of such Claim have been commenced against the Sellers prior to such time pursuant to Clause 8.6(c).

(b) Cap

The aggregate liability of the Sellers with respect to the indemnification obligations set forth in Clause 8.2 and Clause 8.3(b) is limited to an aggregate amount of EUR 7,000,000.

(c) De minimis

The Sellers shall have no obligation to indemnify the Purchaser in respect of any Claim made pursuant to Clause 8.2 or Clause 8.3(b) where the amount of the loss, liability, payment or penalty incurred by the Group Company or the Purchaser (and, for these purposes, any loss, liability, payment or penalty arising out of the same facts, circumstances or events may be aggregated and form a single loss, liability, payment or penalty) does not exceed twenty-five thousand euro (EUR 25,000) (the **De Minimis**).

If the amount of the Claim exceeds the De Minimis, the Sellers shall be liable for the entire amount, subject to the other limitations set forth in this Agreement.

(d) Tax relief and insurance recoveries

The amount of any loss, liability, payment or penalty that is subject to an indemnification obligation under Clause 8.2 and Clause 8.3(b) shall be reduced with the net amount of:

(i) any effective Tax savings arising a result of the facts or circumstances giving rise to such liability, but only to the extent that such Tax savings are made within the next 12 months after the relevant facts or circumstances taking place; or

(ii) any insurance recovery.

If and to the extent (x) that such relief or recovery only takes place after payment by the Sellers, and (y) any amount paid by the Sellers pursuant to their indemnification obligations together with the amount of such recovery or relief exceeds the amount of the relevant loss, liability, payment or penalty suffered by the Purchaser or a Group Company, the Purchaser shall repay the excess amount of such relief or recovery to the Sellers.

(e) Fraud

None of the limitations set forth in this Clause 8 applies in case of fraud.

8.6 Claims procedure

(a) Claim notice

If the Purchaser wants to invoke the indemnification obligations of the Sellers under this Clause 8 (a **Claim**), it shall send as soon as reasonably possible and in any event no later than thirty (30) Business Days from the date on which the Purchaser or the Purchaser's representatives at the board of directors of Transics have become aware of the facts or circumstances giving rise to such Claim, a claim notice to the Sellers (the **Claim Notice**). The Claim Notice must state, so far as the Purchaser is aware at that time: (i) the facts or circumstances giving rise to the claim, (ii) an estimate of the loss, liability, payment or penalty suffered by the Purchaser or the relevant Group Company and (iii) evidence that is reasonably available to allow the Sellers to assess the merits of the Claim.

Failure to give notice within the period set out above shall not affect the Purchaser's right to receive indemnification, except if and to the extent that the amount of the loss, liability, payment or penalty in respect of which the Claim is made has increased as a result of such failure.

(b) Access and investigation

The Purchaser shall and shall cause the Group Companies to make available all information that the Sellers may reasonably require to investigate the Claim, *it being understood* that the Sellers shall

undertake to keep such information confidential and only use it for the purposes of investigating and, as the case may be, disputing the Claim.

(c) Acceptance of the Claim

The Sellers shall be deemed to accept any Claim and shall pay to the Purchaser the amount for which the Claim is made unless the Sellers have given the Purchaser a notice objecting to the Claim within 30 Business Days following the date of the Claim Notice.

(d) Disagreement of the Claim

If the Sellers have provided the Purchaser with a notice objecting the Claim within the time limitation set forth above, the Sellers and the Purchaser shall in good faith try to reach an agreement on the Claim within a period of 10 Business Days after such notice. If the Parties are unable to reach an amicable agreement, the Claim shall be settled in accordance with Clause 19.

(e) Third Party Claims

(i) If a third party claim forms the basis for an indemnification obligation under this Clause 8, the Purchaser shall keep the Sellers informed of the progress of such third party claim. The Purchaser shall further reasonably consult with the Sellers on the defence of the third party claim, *provided* that the Sellers do not contest their liability for the third party claim and agree to indemnify the Purchaser under the terms of this Agreement. The Purchaser shall not settle any third party claim or make an admission of liability under a third party claim without prior written consent of the Sellers, *it being understood* that (x) the Sellers shall not unreasonably deny or withhold such consent and (y) in circumstances where (i) a good faith analysis of the merits of the relevant third party claim leads to conclude that it can reasonably be expected that the Purchaser or the Group Companies will effectively be held liable under such third party claim for an amount exceeding the maximum amount for which the Sellers may be held liable under Clause 8.2 and Clause 8.3 (b) and (ii) an admission of liability or settlement would be in the corporate interest of the Purchaser c.q. the (relevant) Group Company), the denial or withholding of such consent by the Sellers shall in any event be deemed to be unreasonable.

(ii) The provisions of this Clause do not apply in case of criminal liabilities.

9. BANK GUARANTEE

On Completion, the Sellers shall deliver to the Purchaser a first demand bank guarantee in the form as attached as Schedule 8 for an amount of EUR 7,000,000 (the **Bank Guarantee**). The Bank Guarantee shall be issued by a Belgian bank and shall expire on the first anniversary of the Completion Date (subject however to such reduction or extension in accordance with the terms of the Bank Guarantee) and shall secure the fulfilment of the obligations of the Sellers under this Agreement.

10. COVENANTS EXTENDING AFTER COMPLETION

10.1 Non-compete and non-solicitation

Each Seller covenants to the Purchaser for itself and for the benefit of the Group Companies that it shall not and procures that none of its affiliates or related individuals shall:

(a) for a period of 3 years after Completion, be involved in any business which is competitive or likely to be competitive with any of the businesses carried on by a Group Company (other than the Company) at Completion in any country where such Group Company develops activities at Completion; or

(b) for a period of 3 years after Completion and except on behalf of a Group Company, canvass or solicit orders for goods of a similar type to those being manufactured or dealt in or for services similar to those being provided by any Group Company at Completion from any person who is at Completion or has been at any time within 2 years prior to Completion a customer of a Group Company; or

(c) for a period of 3 years after Completion, induce or attempt to induce any person who is at Completion a supplier of goods or services to a Group Company to cease to supply, or to restrict or vary the terms of supply, to that Group Company; or

(d) for a period of 3 years after Completion, induce or attempt to induce any employee, self-employed manager or director of a Group Company to leave the employment or management of that Group Company or to terminate its mandate; or

(e) make use of or disclose or divulge to any third party any information of a secret or confidential nature relating to the business or affairs of any Group Company or its customers or suppliers; or

(f) after Completion use or (insofar as it can reasonably do so) allow to be used (except by the Group Companies) any trade name used by a Group Company at Completion or any other name intended or likely to be confused with such a trade name.

Nothing in this Clause 10.1 shall prohibit Cassel BVBA and H&H Capital Management BVBA (and/or any of their respective affiliates) to provide such management, consultancy or any other services to a Group Company or the Purchaser as are or will be agreed upon by and between Cassel BVBA c.q. H&H Capital Management BVBA (and/or their (respective) relevant affiliate) and such Group Company or the Purchaser.

10.2 Mandatory public offer

The Purchaser acknowledges that the occurrence of Completion shall result in the Purchaser being obliged, pursuant to article 5 of the Belgian law of 1 April 2007 on public takeover bids and article 51 of the Royal Decree on public takeover bids, to launch a mandatory public offer to acquire all the outstanding Shares and Warrants not owned by the Company, the Purchaser or persons acting in concert with the Purchaser as at such date (the **Mandatory Offer**). The Purchaser undertakes to comply with the legal obligations in connection with the Mandatory Offer.

10.3 Appointment of new directors on Completion

(a) The Sellers procure that a meeting of the board of directors of Transics is held at Completion, at which (x) each of the Resigning Directors of Transics shall, one-by-one, resign, upon delivery of their resignation letter substantially in the form attached in Part 4 of Schedule 3, (y) their resignation shall, on a one-by-one basis, be acknowledged during such meeting and (z) the persons proposed by the Purchaser shall be appointed as directors of Transics in accordance with article 519 of the BCC to replace the Resigning Directors. The Sellers undertake to instruct the Resigning Directors to attend such meeting of the board of directors of Transics and, to the extent applicable, to vote in favour of the appointment of the new directors.

(b) The Sellers procure that extraordinary general meetings of the Group Companies other than Transics are held at Completion, at which (x) the resignation of the Resigning Directors shall be acknowledged and (y) new directors shall be appointed, as proposed by the Purchaser.

(c) The Sellers procure that, within 5 Business Days from the Completion Date, the newly composed board of directors of the Company, will resolve to transfer the registered office of the Company to such other address as proposed by the Purchaser, thereby complying with the applicable laws on the use of languages.

10.4 Discharge

(a) At the next relevant annual meeting of the Company, the Purchaser shall vote with all shares held in the Company in favour of a resolution granting discharge to the Resigning Directors of the Company.

(b) At the next relevant annual meeting of Transics, the Purchaser shall cause the relevant Group Company to vote with all shares held in other Group Companies in favour of a resolution granting discharge to the Resigning Directors of such Group Company.

(c) The obligations set forth in this Clause 10.4 do not apply in case of fraud or wilful misconduct of a Resigning Director.

11. TERMINATION

11.1 If this Agreement is terminated in accordance with Clause 3.3, all further obligations of the Parties under this Agreement shall terminate, except for the obligations set out in Clauses 1, this Clause and Clauses 14 up to 19 (included) which shall survive, *provided*, however, that:

(i) if this Agreement is terminated by a Party because of the breach of this Agreement by the other Party, the terminating Party's rights under this Agreement to seek indemnification for such a breach shall survive such termination unimpaired; and

(ii) without prejudice to the right to seek indemnification, each Party shall be under the obligation to reimburse or return to the other Parties (or as the case may be a Group Company) any sum of money or other assets it has received from the other Parties (or as the case may be from a Group Company) pursuant to this Agreement.

12. RIGHTS AND REMEDIES OF THE PARTIES

After Completion, except (x) in case of fraud, intentional misrepresentations or wilful misconduct, (y) as otherwise provided in this Agreement with respect to the right for indemnification pursuant to Clause 8 or (z) with respect to the right for indemnification in case of breach of an undertaking or covenant under this Agreement, each Party to the fullest extent permitted by law irrevocably waives all other rights, warranties, benefits and remedies it may have under general rules of Belgian law, as well as any remedy whatsoever under tort law, the law on pre-contractual liability, the general law of contract and/or the law of contract for the sales of goods in particular, including (but not limited to) the right to invoke the benefit of the warranties provided for by the articles 1626, 1641 and 1643 of the Belgian Civil Code, the right to seek the termination ("*ontbinding*" / "*resolution*") of this Agreement in court (at any time, including after the Closing Date) and the right to seek annulment ("*vernietiging*" / "*nullité*") of this Agreement in court (at any time, including after the Closing Date), including any such action pursuant to article 1184 of the Belgian Civil Code.

13. NATURE OF LIABILITY OF THE SELLERS

Whenever any obligation, representation, warranty, indemnity or undertaking in this Agreement is expressed to be made, undertaken or given by more than one Seller, such Sellers shall be severally, not jointly, responsible in respect of it, in proportion to their respective holdings of Shares immediately before Completion as set forth in Schedule 1.

14. ANNOUNCEMENTS AND CONFIDENTIALITY

14.1 Each Party shall keep confidential the existence, the provisions and the subject matter of this Agreement and shall not disclose it to anyone, except if disclosure is required by law or a competent judicial or regulatory body or if and to the extent disclosure is required to vest the full benefit of this Agreement in the Sellers or the Purchaser.

14.2 Notwithstanding the provisions of Clause 14.1, the Parties will agree with each other on the form, content and timing of a press release concerning the Transaction and agree to only use such texts for internal or external communications as have been approved by both Parties.

15. APPOINTMENT OF SELLERS' REPRESENTATIVE

15.1 The Sellers hereby irrevocably appoint Creafund, represented by H&H Capital Management BVBA (in its turn represented by Herman Wielfaert), who accepts this appointment, as their sole attorney-in-fact (*lasthebber/mandataire*) to give and receive all notices, to give all consents, to settle any dispute, to make any requests, elections or proposals and to exercise all the rights and fulfil all the obligations of the Sellers under the Transaction Documents (the **Sellers' Representative**). The Sellers' Representative shall have at all times elect domicile in Belgium for the purposes of this Agreement. The Sellers shall only be entitled to replace the Sellers' Representative by giving written notice to the Purchaser, executed by all the Sellers. The Sellers shall at all times ensure the appointment of a Sellers' Representative in accordance with this Clause 15.

15.2 Without prejudice to the provisions of Clause 15.1, each Seller hereby expressly authorises the Sellers' Representative to, on behalf of the Sellers:

(a) receive or make any payment to be made under the Transaction Documents;

(b) dispute or refrain from disputing any claim made by the Purchaser under the Transaction Documents;

(c) negotiate any dispute under the Transaction Documents;

(d) compromise any dispute under the Transaction Documents;

(e) exercise (or elect not to exercise) any remedy available under the Transaction Documents;

(f) sign any releases or other documents with respect to any dispute or remedy;

(g) waive, if applicable, any condition in the Transaction Documents;

(h) make and receive any payment under the Transaction Documents;

(i) consent on behalf of each Sellers to any amendment of the Transaction Documents;

(j) retain such counsel and other professional advisors as the Sellers' Representative may deem necessary to exercise the Sellers' rights and to perform the Sellers' obligations under the Transaction Documents; and

(k) give such instructions and do or refrain from doing such other things as the Sellers' Representative in its sole discretion may deem necessary or appropriate to exercise the Sellers' rights and to perform the Sellers' obligations under the Transaction Documents.

15.3 The Sellers acknowledge and agree that any decision, action or omission of, and any notice or communication by, the Sellers' Representative in accordance with Clauses 15.1 and 15.2 will be fully binding upon the Sellers, and that the Purchaser may rely on any such decision, action, omission, notice or communication.

15.4 The Parties acknowledge and agree that throughout the Transaction Documents "Sellers" shall be construed as meaning the Sellers' Representative for any notice to be given or received under the Transaction Documents, and for any of the acts or omissions referred to in Clauses 15.1 and 15.2.

16. PAYMENTS

16.1 Unless otherwise expressly stated, each payment to be made under this Agreement shall be made in Euros by transfer of the relevant amount, in immediately available funds, free of set-off, costs, deduction or withholding into the relevant account on or before the date the payment is due for value on that date. The relevant account for a given payment is:

(a) if that payment is to the Sellers, the account of the third party account of Stibbe CVBA:

bank:	ING Belgique SA
IBAN:	BE62 3100 0159 8061
BIC:	BBRUBEBB

or such other account as the Sellers' Representative shall, not less than 3 Business Days before the date that payment is due, have specified by giving notice to the Purchaser for the purpose of that payment; and

(b) if that payment is to the Purchaser, the account of the Purchaser at:

bank:	Royal Bank of Scotland
IBAN:	BE807 20540539077
BIC:	ABNABEBR

or such other account as the Purchaser shall, not less than 3 Business Days before the date that payment is due, have specified by giving notice to the Seller for the purpose of that payment.

16.2 If a Party defaults in making any payment when due of any sum payable under this Agreement, it shall pay interest on that sum from (and including) the date on which payment is due until (but excluding) the date of actual payment (after as well as before judgment) at an annual rate of 8%, which interest shall accrue from day to day and be compounded annually.

16.3 Any payment made to the Sellers' Representative in accordance with the provisions of this Clause 16 constitutes a valid payment to the Sellers. The Sellers are exclusively liable for any further division or allocation of such amount received among them, and irrevocably waive any claim they may have in this respect vis-à-vis the Purchaser.

17. NOTICES

17.1 Any notice or other communication to be given under this Agreement must be in English and in writing and must be delivered in person or sent by post or email (provided that a printed copy of that

email is also sent by registered letter) to the Party to whom it is to be given at following co-ordinates:

(a) to the Sellers, by means of written notice to the Sellers' Representative at:

Kapitein Maenhoutstraat 77b
9830 Sint-Martens-Latem
Email: herman.wielfaert@creafund.be
marked for the attention of: Herman Wielfaert

(b) to the Purchaser at:

WABCO Europe BVBA
Chaussee de Wavre 1789
1160 Brussels
Email: vincent.pickering@wabco-auto.com
marked for the attention of: Chief Legal Officer

or at any such other address or email address as may be notified to the other Parties under this Clause 17.1. Any notice or other communication sent by post shall be sent by registered mail requesting a return receipt (if the country of destination is the same as the country of origin) or by overnight courier (if the country of destination is not the same as the country of origin).

17.2 Any notice or other communication shall be deemed to have been given:

(a) if delivered in person, at the time of delivery; or

(b) if sent by post, on the second Business Day after it was put into the post or sent by courier; or

(c) if sent by email, on the date it was sent, if sent before 5.00 p.m. (local time at the place of destination) on any Business Day and in any other case on the Business Day following the date of transmission.

17.3 In proving the giving of a notice or other communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted, as the case may be or by courier or that the email was properly addressed and sent, as the case may be.

18. MISCELLANEOUS

18.1 Transaction Costs

(a) Each Party shall bear its own costs relating to the negotiation, preparation and execution and implementation by it of this Agreement and of all other ancillary documents.

(b) In accordance with Clause 8.3(a)(i), the Sellers shall indemnify the Purchaser for any Transaction Costs incurred by the Group Companies, other than those that will be deducted from the Purchase Price pursuant to Clause 4.1.

18.2 Amendment

This Agreement may not be amended, modified or supplemented except upon the execution and delivery of a written agreement executed by the Parties.

18.3 No assignment

(a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the Purchaser, in the case of assignment by a Seller, and of the Sellers, in the case of any assignment by the Purchaser.

(b) Notwithstanding the above, the Purchaser may assign all (but not less than all) of its rights and obligations under this Agreement to any of its subsidiaries, subject to the Purchaser remaining jointly and severally (*hoofdelijk/solidairement*) liable vis-à-vis the Sellers for any and all actions and/or omissions of the concerned subsidiary in connection with the fulfilment of all obligations of the Purchaser under this Agreement.

18.4 Waivers

(a) Any of the terms of this Agreement which may be lawfully waived may be waived in writing at any time by each Party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any Party hereto shall be binding only if made in writing. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

(b) Both Parties agree to waive the benefit of article 1142 of the Belgian Civil Code in respect of the Transaction and expressly acknowledge that their respective obligations under this Agreement are subject to specific performance.

18.5 Nature of payments

Any payment made by the Sellers after Completion pursuant to this Agreement shall to the maximum extent possible be considered a reduction of the Purchase Price.

18.6 Whole agreement

This Agreement together with the Bank Guarantee and any other Transaction Documents contains the whole agreement between the Parties relating to the transactions contemplated by it and supersedes all previous agreements, whether oral or in writing.

18.7 Identification of Data Room

The Parties have arranged for the Data Room to be saved on one or more CD-Roms or DVDs (the **CD/DVDS**) of which 2 identical copies have been produced. The 2 copies of the CD/DVDS have been initialled by each of the Parties at the Date of the Agreement for identification purposes. The Sellers' Representative and the Purchaser shall each retain one copy of the CD/DVDS.

18.8 Subsequent transfers

The Purchaser shall not, within a period of 12 months after Completion, transfer the Shares to a foreign legal entity referred to in article 227, sub 2 and 3 of the Belgian Income Tax Code 1992 the registered office, main place of business or headquarters of which are located outside the European Economic Area (a **Non-EEA Company**). Any transfer to a transferee other than a Non-EEA Company before expiry of this 12 months' period shall be conditional upon such transferee undertaking the same restriction as set forth in this Clause 18.8 for the remainder of this period.

18.9 Further assurances

The Parties agree to furnish to each other such further information, to execute such other documents, and to do such other things, as another Party may reasonably request for the purposes of carrying out the intent of this Agreement.

19. GOVERNING LAW AND JURISDICTION

19.1 This Agreement and all non-contractual obligations arising out of it or in connection with it shall be governed by and shall be construed in accordance with the laws of Belgium.

19.2 Except where the Parties have agreed a particular method of resolving disputes under particular provisions of this Agreement, all disputes between the Parties, arising out of or in connection with this Agreement (including disputes relating to any non-contractual obligations arising out of or in connection with this Agreement) shall be finally settled under the CEPANI rules of arbitration, by 3 arbitrators appointed in accordance with these rules. The Sellers acknowledge that they have one interest under this Agreement and shall only have the right to one arbitrator between them. The place of arbitration shall be Belgium and the language of the proceedings shall be English.

THIS AGREEMENT has been signed by the Parties (or their duly authorised representatives) in 6 copies on the date stated at the beginning of this Agreement.

CREAFUND TRANSICS SHARES STILLE MAATSCHAP

Creafund II Comm.VA,
represented by Creafund Management NV, REPRESENTED BY WALT CAPITAL MANAGEMENT BVBA
represented by Herman Wielfaert

Statutory Manager

LUDWIG LEMENU

WALTER MASTELINCK

CASSEL BVBA

Walter Mastelinck

Statutory Manager

UNIHOLDING SA

Herman Wielfaert

Special Proxyholder

WABCO EUROPE BVBA

Name: NICK RENS
Function: SPECIAL PROXI HOLDER

SCHEDULE 1

THE SELLERS

Seller		Number of Shares owned
Creafund	:	8,492,943
Mr. Lemenu	:	7,111,845
Mr. Mastelinck	:	6,064,358
Cassel	:	14,268
Uniholding	:	4,010,086
Total	**:**	***25,693,500***

SCHEDULE 2

SUBSIDIARIES

Company name	Transics NV
Registered office	Ter Waarde 91, 8900 Ieper, Belgium
Shareholder	Transics (99.99%), Transics Belux NV (0.01%)

Company name	Transics Deutschland GmbH
Registered office	Kaiser-Wilhelm-Ring 27-29, D-50672 Köln, Germany
Shareholder	Transics (100%)

Company name	Transics Italia S.R.L.
Registered office	Via Senigallia 18/2 - Torre A, 20161 Milan, Italy
Shareholder	Transics (99%), Transics Belux NV (1%)

Company name	Delta Industrie Service SARL
Registered office	111, Route de Nimes, 30560 Saint-Hilaire-de-Brethmas, France
Shareholder	Transics (100%)

Company name	Transics Ireland Limited
Registered office	132 Lower Baggot Street, Dublin 2, Ireland
Shareholder	Transics (100%)

Company name	Carrierweb B.V.
Registered office	Meerenakkerweg 1-25, 5652 AR Eindhoven, the Netherlands
Shareholder	Transics Ireland Limited (100%)

Company name	Transics Telemática España S.L.U.
Registered office	Gran Via de les Corts Catalanes 583, E-08011 Barcelona, Spain
Shareholder	Transics NV (100%)

Company name	Transics Belux NV
Registered office	Ter Waarde 91, 8900 Ieper, Belgium
Shareholder	Transics NV (99.99%), Transics France SARL (0.01%)

Company name	Transics France SARL
Registered office	3087, Rue de la Gare, 59299 Boeschepe, France
Shareholder	Transics NV (100%)

Company name	Transics Nederland B.V.
Registered office	Stephensonweg 8, 4207 HB Gorinchem, the Netherlands
Shareholder	Transics NV (100%)

Company name	FLC NV
Registered office	Ter Waarde 91, 8900 Ieper, Belgium
Shareholder	Transics NV (99.86%), Transics Belux NV (0.14%)

SCHEDULE 3

COMPLETION

PART 1

SELLERS' COMPLETION OBLIGATIONS

At Completion, the Sellers shall procure the delivery to the Purchaser of:

1. the Company's shareholders' register, recording the transfers of the Shares to the Purchaser, effective on Completion;

2. an excerpt from the securities account demonstrating the Company's ownership of the Transics Shares at Completion;

3. a receipt for the Purchase Price, reduced in accordance with the provisions of Clause 4.1(a), and the Shareholder Loan Repayment Amount;

4. the Bank Guarantee;

5. the executed resignation letters of the Resigning Directors substantially in the form of the template letter included in Part 4, taking effect as of Completion; and

6. the Minorities Earn-Out Declarations.

PART 2

PURCHASER'S COMPLETION OBLIGATIONS

At Completion the Purchaser shall:

1. make a payment of the Purchase Price, reduced in accordance with the provisions of Clause 4.1(a), in accordance with the instructions set forth in Clause 16.1(a);

2. pay the Shareholder Loan Repayment Amount in accordance with the instructions set forth in Clause 16.1(a);;

3. pay the Minorities Earn-Out Amount to ING AM and Generali by wire transfer to:

   - For ING AM: EUR 5,575,406.44

     Bank account number (IBAN) BE71519192342069 on the name of Nationale-Nederlanden Levensverzekering Maatschappij N.V.; and

   - For Generali: EUR 1,928,701.92

     Bank account number (IBAN) NL18 KASA 0223510602 (KASANL2A) held at Kas Bank on the name of Algemene Holding en Financierings Maatschappij B.V.

4. pay the ING Fee Amount by wire transfer to ING Belgium NV on the following account number: BE50 3019 1560 5818 (BBRUBEBB) with reference "*ING Corporate Finance – fees project Tavares*".

5. pay the ING Repayment Amount in accordance with the instruction set forth in the ING Repayment Amount Statement; and

6. procure the delivery to the Sellers of a receipt for the shareholders' register of the Company.

PART 3

LIST OF RESIGNING DIRECTORS

Director	Relevant Group Company
Mr. Lemenu	Tavares
Cassel BVBA, represented by Mr. Mastelinck	Tavares
H&H Capital Management BVBA, represented by Herman Wielfaert	Tavares / Transics
Sprezzatura BVBA, represented by Filip De Clercq	Transics
V.D.M. BVBA, represented by Stephan Van Herck	Transics

PART 4

TEMPLATE RESIGNATION LETTER

[Company]
For the attention of the board of directors
[Address]
Company number: [•] [(RPR [•])]
(the **Company**)

[Date]

Dear Sir, Madam

Re: Resignation as director

I hereby resign as director [(*bestuurder/administrateur*)] of the Company, [with immediate effect] / [effective as from [date]].

I confirm that I do not have any claim against the Company and/or its respective bodies and employees from any nature whatsoever (including in respect of accrued remuneration or expenses). If any such claim exists or would exist, I hereby irrevocably and unconditionally waive these claims and discharge the Company from any responsibility or liability of any nature in respect thereof.

I hereby undertake not to disclose any non-public information in respect of the Company for a period of 3 years as from the date of my resignation.

I kindly request you to proceed as soon as possible with the publication of my resignation as director.

Yours sincerely,

____
[Name]
[Title]

SCHEDULE 4

REDUCTION OF THE PURCHASE PRICE

Cash situation as per 12/02/2014	€ 3.302,62
ING Bank WB 99-54	€ 30.815,16
VAT to be recovered	€ 21.183,53
Suppliers accounted for to be Paid	€ 0,00
ING Corporate Finance accounted for to be paid	- € 650.000,00
Total	€ 594,698.69

SCHEDULE 5

SHAREHOLDER LOANS

Total Loan Amount	€ 2,452,664.75
Initial date of the loan	20/06/2012
Number of days	602
Total Intrest amount at 8%	€ 323,617.35
Total	€ 2,776,282.10

b

SCHEDULE 6

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

1. BINDING EFFECT OF THIS AGREEMENT

1.1 Incorporation and existence

(a) The Purchaser is duly organized and validly existing under the laws of Belgium.

(b) The Purchaser is not bankrupt or insolvent and the Purchaser and/or its shareholder(s) have not held or convened a meeting in respect of or are involved in or subject to any bankruptcy or insolvency proceedings.

1.2 Power and Authority

(a) The Purchaser has the full power and authority to enter into this Agreement and the Transaction Documents, to perform its obligations thereunder and to consummate the Transaction. Without prejudice to the generality of the foregoing, the Purchaser has obtained all applicable governmental, statutory, regulatory and other authorisations from competent corporate bodies, waivers or exemptions and taken all action required.

(b) This Agreement and the Transaction Documents will, once executed, constitute valid and binding legal obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms.

1.3 No Conflict

Neither the entry into this Agreement and the consummation of the Transaction:

(a) conflict with or violate the constitutional documents of the Purchaser;

(b) conflict with or violate any law, regulation, judgment, arbitral award, ruling, court order, judiciary decision or other restriction of any kind or character applicable to the Purchaser; or

(c) require the Purchaser to obtain any consent or approval of, or give any notice or make any registration with, any governmental authority or person which has not been obtained or made on the Date of the Agreement, both on an unconditional basis and on a basis which cannot be revoked, other than such filing, notification, approval and consent to which a specific reference is made in this Agreement.

SCHEDULE 7

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

PART 1

FUNDAMENTAL WARRANTIES

1. BINDING EFFECT OF THIS AGREEMENT

1.1 Incorporation and existence

(a) Each Seller which is a corporation or any other legal entity is duly organized and validly existing under the laws of its country of incorporation.

(b) None of the Sellers is bankrupt or insolvent and each Seller and/or, to the extent applicable, its respective shareholder(s) have not held or convened a meeting in respect of or are involved in or subject to any bankruptcy or insolvency proceedings.

1.2 Power and Authority

(a) Each Seller has the full power and authority to enter into this Agreement and the Transaction Documents, to perform its obligations thereunder and to consummate the Transaction. Without prejudice to the generality of the foregoing, the Sellers which are a corporation or any other legal entity have obtained all applicable governmental, statutory, regulatory and other authorisations from competent corporate bodies, waivers or exemptions and taken all action required. Similarly, the Sellers which are an individual have obtained all applicable governmental, statutory, regulatory and other authorisations, consents (including, to the extent applicable, from a spouse), licenses, waivers or exemptions and taken all action required.

(b) This Agreement and the Transaction Documents will, once executed, constitute valid and binding legal obligations of the Sellers, enforceable against the Sellers in accordance with their terms.

1.3 No Conflict

Neither the entry into this Agreement and the consummation of the Transaction:

(a) conflict with or violate the constitutional documents of, to the extent applicable, a Seller;

(b) conflict with or violate any law, regulation, judgment, arbitral award, ruling, court order, judiciary decision or other restriction of any kind or character applicable to any of the Sellers; or

(c) require any Seller to obtain any consent or approval of, or give any notice or make any registration with, any governmental authority or person which has not been obtained or made on the Date of the Agreement, both on an unconditional basis and on a basis which cannot be revoked, other than the transparency notification to be made by the Sellers and the Company as a result of the termination of the shareholders' agreement pursuant to Clause 6.5.

2. CORPORATE EXISTENCE OF THE GROUP COMPANIES

2.1 Constitution and organisation

(a) All Group Companies are companies with limited liability duly incorporated and validly existing under the laws of Belgium, France, Germany, Ireland, Italy, the Netherlands or Spain (as applicable). All legal requirements have been complied with and all required authorizations from all governmental authorities have been obtained in connection to the incorporation and capitalization of each of the Group Companies and with issues of their shares and other securities. Each of the Group Companies is licensed or qualified to transact business and has the corporate power and authority to own, lease and operate its assets and properties and to carry on its business as now being conducted.

(b) The articles of association of each of the Group Companies are in compliance with the laws of Belgium, France, Germany, Ireland, Italy, the Netherlands or Spain (as applicable). Each of the Group Companies has at all times acted in all respects in accordance with its articles of association (and, in particular, has not entered into any ultra vires transactions) and the company law of its jurisdiction.

(c) No Group Company has any branch office, representative office or permanent establishment outside the jurisdiction in which it is incorporated.

2.2 No dissolution or liquidation

No proposal has been made or resolution adopted for the dissolution or liquidation of any of the Group Companies and no resolution has been adopted for a merger (*fusie*) or (partial) division ((*partiële*) *splitsing*), transfer or contribution of a universality or a branch of activities (*overdracht of inbreng van een algemeenheid of bedrijfstak*) or an equivalent arrangement under the laws of any applicable jurisdiction involving one or more of the Group Companies nor has any Group Company filed a formal proposal in accordance with the laws of any such applicable jurisdiction with respect to any such type of arrangements or reorganisations.

2.3 No insolvency

(a) None of the Group Companies has been annulled or dissolved by any judicial decision or is the subject of any judicial reorganization (*gerechtelijke reorganisatie)* proceeding or bankruptcy proceeding. No such action is pending and no facts exist that would result in the occurrence of any such event. No third party has in respect of any of the Group Companies applied for a declaration of bankruptcy, judicial dissolution or any equivalent scheme under the laws of any applicable jurisdiction.

(b) None of the Group Companies is insolvent or unable to pay its debts within the meaning of the insolvency laws nor has it stopped paying debts as they fall due.

(c) None of the Group Companies has become involved in collective negotiations with a significant portion of its creditors, and no facts exist that would result in the occurrence of any such event.

(d) No administrator or any receiver or manager has been appointed by any person in respect of any of the Group Companies or any of their assets and, no steps have been taken to initiate any such appointment and no voluntary arrangement has been proposed.

(e) No circumstances exist with respect to any Group Company, which would result in this Agreement being void or voidable, or unenforceable, under any applicable bankruptcy, insolvency or other similar law.

6
N

3. SHARES, TRANSICS SHARES AND SUBSIDIARIES SHARES

3.1 Shares

(a) The Sellers are the sole and lawful owner of the Shares as set forth in Schedule 1.

(b) The Shares constitute the entire share capital of the Company.

(c) The Shares are free and clear of all Encumbrances and are freely transferable. The Sellers are not under any obligation of any kind whatsoever to sell, create any Encumbrance, deliver, transfer or otherwise dispose of any of the Shares which obligation will survive Completion.

3.2 Transics Shares

(a) Tavares is the sole and lawful owner of, and will on the Completion Date and following repayment of the ING Repayment Amount in accordance with Clause 6.1 have free and unencumbered title to, the Transics Shares.

(b) The issued share capital of Transics amounts to EUR 8,108,587.00, represented by 8,108,587 shares. The Transics Shares represent 96.84% of the issued share capital of Transics.

(c) Tavares is not under any obligation of any kind whatsoever to sell, create any Encumbrance, deliver, transfer or otherwise dispose of any of the Transics Shares which obligation will survive Completion.

3.3 Subsidiary Shares

(a) The shareholders of the Transics Subsidiaries are listed in Schedule 2. The Group Companies do not, directly or indirectly, own any share or securities in any company or any interest in any partnership or other legal entity other than as set out in such Schedule and no Group Company is under the obligation to acquire any other shares or securities.

(b) All information set out in such Schedule is true and correct. The persons listed in Schedule 2 as owners of the relevant Subsidiary Shares have full legal and (where that concept is meaningful) beneficial title to all such Subsidiary Shares, free and clear of any Encumbrances. The Subsidiary Shares represent 100% of the Transics Subsidiary concerned.

3.4 Shares, Transics Shares and Subsidiary Shares

(a) The Shares, Transics Shares and Subsidiary Shares have been properly and validly issued and are fully paid up.

(b) All Shares and Subsidiary Shares are in registered form and all are duly registered in the name of their respective owner in the relevant share register, which contains all relevant inscriptions and signature in relation to any previous transfers of such Shares and Subsidiary Shares. The Transics Shares are in dematerialized form and are duly represented on a securities account on the name of the Company.

(c) All Shares, Transics Shares and Subsidiary Shares have voting rights. The voting rights attached to the Shares, Transics Shares and Subsidiary Shares are not suspended, and there is no reasonable basis for such suspension. There are no agreements, arrangements or obligations other than the articles of association which affect the voting or distribution rights attached to the Shares, Transics Shares and Subsidiary Shares.

(d) None of the Group Companies has neither issued nor agreed nor authorised the issuance of any shares (with or without voting rights), founders' shares, profit shares, bonds, convertible bonds, bonds with subscription rights, warrants or any other debt, equity or hybrid securities or instruments, other than (x) the Shares, (y) the shares in and the 99,143 warrants issued by Transics under the ESOP 2009 (of which 61,499 Warrants are still outstanding (and not yet exercised) on Completion) and (z) the Subsidiary Shares.

(e) There is no agreement or commitment of any kind whereby a Group Company is or could be obligated to (i) issue any new shares or other securities, or (ii) purchase or redeem any of its existing shares or other securities, other than as a result of any of the Warrants issued by Transics being exercised.

(f) No securities issued by any Group Company, other than Transics, are listed on any regulated or unregulated market, and no Group Company, other than Transics, may be or has been characterized as a public company (*een vennootschap die een openbaar beroep doet op het spaarwezen/une société faisant publiquement appel à l'épargne*) or an equivalent thereof.

(g) No certificate has been issued, with or without a Group Company's cooperation, in respect of any of the Shares, the Transics Shares or the Subsidiary Shares.

4. TAVARES

4.1 Activities

(a) The Company has at all times operated as a mere holding company and is not, nor has been since its incorporation, engaged in any other activity than the holding of the Transics Shares.

(b) Without prejudice to the generality of the foregoing:

(i) the Company does not hold nor has it agreed to acquire securities of any person other than Transics;

(ii) the Company is not nor has it agreed to be member of any grouping, partnership or other unincorporated association;

(iii) the Company has no assets other than the Transics Shares;

(iv) the Company does not own or use and has not owned or used any real estate; and

(v) the Company does not have and never had any employees and is not bound by a contract for management services or other services.

4.2 Standstill

(a) None of the Sellers own, directly or indirectly, shares in Transics other than through the Company.

(b) Annex 1 is an overview of all transactions in securities issued by Transics effectuated by Tavares and its respective affiliates or any party who could be considered acting in concert with them between closure of the public offer made by Tavares on Transics in 2012 and the Date of the Agreement. All information set out in such Annex is true, correct and not misleading.

(c) Other than the 6,370 warrants issued by Transics held by Cassel BVBA, there is no agreement or commitment of any kind whereby any of the Sellers, any of their affiliates, related individuals, or the Company is or could be obligated or entitled to acquire any shares or other securities in Transics.

Other than set out in Annex 1, none of the Sellers, any of their affiliates, related individuals or the Company have taken any steps which aim at or would result in any of them acquiring any (additional) Transics Shares or other securities in Transics, through a market order, a private sales agreement, a mandatory bid or a squeeze out.

(d) None of the Sellers, any of their affiliates, related individuals or the Company have taken any action (or have neglected to act) that would or could result in any of them becoming a party acting in concert with a party that trades in shares or other securities in Transics, other than the conclusion of the shareholders' agreement which will be terminated on Completion in accordance with Clause 6.5.

PART 2

BUSINESS WARRANTIES TAVARES

1. LITIGATION AND INVESTIGATIONS

1.1 Litigation

(a) Other than Fairly Disclosed in the Data Room, Tavares is not engaged or involved, has been engaged or involved, or is proposing to be engaged or involved, in any litigation, arbitration, prosecution or other legal proceedings, and there are no claims or actions (whether criminal or civil) in progress, outstanding, pending or, to the best of the Sellers' knowledge, threatened against Tavares, any of its assets or any of its directors in respect of which Tavares is likely to be liable to indemnify any party concerned.

(b) To the best of the Sellers' knowledge, there exists no fact, matter or circumstance that can reasonably serve as a legal basis for the commencement of any legal proceedings against Tavares.

(c) Neither Tavares or its assets is subject to any material final and non-appealable judgement or order or decree of any governmental authority, which has not been fully satisfied and complied with by it.

(d) Full details of, and copies of all relevant documents and correspondence in respect of the above, have been Fairly Disclosed to the Purchaser in the Data Room.

1.2 Investigations

There have been and are no current or pending governmental (including Tax) or other investigations, audits, enquiries or proceedings concerning Tavares and, to the best of the Sellers' knowledge, no such investigation, audit, enquiry or proceedings are threatened and, to the best of the Sellers' knowledge, no fact or circumstance exists which is likely to give rise to any such investigation, audit, enquiry or proceedings.

2. ACCOUNTS AND LIABILITIES

2.1 Accounts

(a) The Tavares Accounts:

(i) in all respects provide a true, accurate and fair view (*getrouw beeld/image fidèle*) of the financial position and the assets and liabilities of Tavares on the Tavares Accounts Date and of their profit and loss for the period then ended, and accurately reflect the assets and liabilities and results of Tavares in accordance with the applicable accounting standards and principles consistently applied;

(ii) has been prepared in accordance with the accounting standards and principles set out therein and on a basis consistent with applicable Belgian GAAP.

2.2 Absence of changes since the Tavares Accounts Date

(a) Since the Tavares Accounts Date, Tavares has not incurred any liabilities other than those which shall be settled on Completion.

(b) Since the Tavares Accounts Date:

(i) the business of Tavares has not been adversely affected by the loss of a major customer or supplier and no event has occurred or circumstance exists that could reasonably be expected to give rise to any such loss; and

(ii) there has been no deterioration in the turnover, financial or trading position or the prospects of Tavares.

2.3 No undisclosed liabilities

(a) There are no off-balance sheet liabilities.

3. COMPLIANCE WITH LAWS

3.1 Antitrust

(a) Tavares is not, directly or indirectly, a party to any agreement which:

(a) is, or may become subject of written notice from any governmental authority or other person that it is unenforceable or void; or

(b) is, or may render it liable to civil, criminal or administrative proceedings,

(c) in either case by virtue of any antitrust or similar legislation in any jurisdiction in which it carries on business activities.

(b) Tavares is not, directly or indirectly, a party to any agreement, practice or arrangement which in whole or in part contravenes:

(a) articles 101(1) or 102 of the Treaty on the Functioning of the European Union; and

(b) any other antitrust, anti-monopoly or anti-cartel legislation or regulations or any other similar applicable statute, order or regulation, including the Belgian competition laws.

3.2 Export control

(a) Tavares has been and is in compliance with any applicable export control and economic sanctions laws and regulations of any jurisdiction in which it operates or to which it is subject.

3.3 Anti-bribery

(a) Tavares and, to the best of the Sellers' knowledge, no employee, self-employed manager or director or agent on behalf of Tavares has induced any person to enter into an agreement or arrangement with a Group Company by means of an unlawful payment, contribution, gift or other inducement.

(b) Tavares is not a party to an agreement, practices or arrangement which, in whole or in part, contravenes the provisions of anti-corruption or anti-bribery laws in Belgium or elsewhere.

(c) Neither Tavares or any of its directors, self-employed managers, agents or employees of, or other person associated with or acting on behalf of, or performing services for, Tavares has:

(a) offered, promised, or given (directly or indirectly through a third party) any financial or other advantage to a person performing an activity connected with a business, a trade, their employment, or a contract of service, with the intention of inducing that person to or rewarding that person for performing improperly their function or activity;

(b) offered, promised, or given (directly or indirectly through a third party) any financial or other advantage to a public official (which includes a person holding a legislative, administrative or judicial position of any kind, and an official or agent of a public international organisation) which is intended to influence the public official to the business advantage of Tavares or a company or person performing services for Tavares, or to a political party; or

(c) requested, agreed, received or accepted, (directly or indirectly through a third party) any financial or other advantage to carry out a business function or activity improperly.

3.4 Money laundering

(a) The operations of Tavares are, and have been, conducted at all times in compliance with the financial record keeping and reporting requirements of applicable money laundering legislation, the rules and regulations under that legislation and any related or similar rules or regulations, issued, administered or enforced by any governmental agency, applicable to it (collectively, **Money Laundering Laws**) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Tavares with respect to Money Laundering Laws is pending or, to the best of the Sellers' knowledge, threatened.

3.5 Data protection

(a) Tavares has complied with all applicable legal or regulatory requirements relating to data protection, including, without any limitation, in relation to all personal data processed by or on behalf of Tavares as well as in connection with each of their employees, subcontractors, customers, contractors, regulatory authorities and/or any other third party.

(b) Tavares has not received any notice or other communication from any public authority or any individual regarding any actual or alleged violation of any such legal or regulatory requirements of any jurisdiction in which it operates or to which it is subject.

4. CONTRACTS

Tavares is not party to any agreement that.

(a) limits or purport to limit the ability of a Group Company to compete in any line of business or with any person or in any geographic area or during any period of time. or

(b) that requires a Group Company to conduct business exclusively with one or more persons in any particular geographic area or with respect to any particular product or service.

5. TAXES AND SOCIAL SECURITY

(a) Tavares has always fully complied with all laws and regulations in respect of Tax matters.

(b) Without prejudice to the generality of the foregoing Tavares:

(a) has timely and correctly paid all Taxes due;

(b) has made adequate provisions for all Taxes not yet due and attributable to all periods ending on or before the Completion Date;

(c) has duly accounted for the amount of all deferred Taxes;

(d) has duly withheld all Taxes that it is or was required by any applicable law to withhold in connection with any amounts paid or owing to any employee, independent contractor, creditor, director, shareholder or any other third party and consequently paid such withholdings in a timely manner to all competent authorities; and

(e) has made pre-payments in a timely manner in respect of all taxable income of the current financial year and the last financial year, in such amounts as are sufficient to avoid any Tax increase.

(c) Tavares has no liability of any kind for any Taxes chargeable primarily on any third party.

(d) Tavares is and has been resident only in Belgium. It does not have or had a permanent establishment or permanent representative or other taxable presence in any jurisdiction other than Belgium.

6. INSURANCE

(a) Annex 2 contains a copy of the directors' liability insurance policy held by Tavares. Tavares does not hold any other insurance policies than the insurance policy contained in such Annex 2.

(b) Tavares has not been informed by the relevant insurance company of its decision:

(a) not to indemnify for a specific damage;

(b) to increase the amount of the premium;

(c) to reduce the extent of coverage provided under the above-mentioned policy; or

(d) to terminate or refuse to renew the above-mentioned policy.

PART 3

BUSINESS WARRANTIES TRANSICS GROUP COMPANIES

1. TAXES AND SOCIAL SECURITY

(a) The Transics Group Companies have always fully complied with all laws and regulations in respect of Tax matters.

(b) Without prejudice to the generality of the foregoing each of the Transics Group Companies:

(a) has timely and correctly paid all Taxes due;

(b) has made adequate provisions for all Taxes not yet due and attributable to all periods ending on or before the Completion Date;

(c) has duly accounted for the amount of all deferred Taxes;

(d) has duly withheld all Taxes that such Group Company is or was required by any applicable law to withhold in connection with any amounts paid or owing to any employee, independent contractor, creditor, director, shareholder or any other third party and consequently paid such withholdings in a timely manner to all competent authorities; and

(e) has made pre-payments in a timely manner in respect of all taxable income of the current financial year and the last financial year, in such amounts as are sufficient to avoid any Tax increase;

(c) None of the Transics Group Companies has a liability of any kind for any Taxes chargeable primarily on any third party.

(d) The Transics Group Companies are and have been resident only in the jurisdiction in which they are incorporated. They do not have or had a permanent establishment or permanent representative or other taxable presence in any jurisdiction other than in their country of incorporation.

2. INTELLECTUAL PROPERTY

2.1 Intellectual Property Assets

(a) For the purposes of this Clause **Intellectual Property Assets** means all Intellectual Property owned by, used by and/or licensed to a Transics Group Company. Annex 3 contains a list of the Intellectual Property Assets, except for trade secrets. Annex 3 specifies whether the relevant Group Company owns such Intellectual Property Assets or uses the Intellectual Property Asset pursuant to a licence agreement or other agreement. Copies of all documents evidencing title of the relevant Group Company to the Intellectual Property Assets and of all licence agreements or other agreements relating to the Intellectual Property Assets have been fully disclosed to the Purchaser in the Data Room.

(b) The Intellectual Property Assets constitute all of the Intellectual Property which is necessary or useful in conducting the business of the relevant Group Company as it was conducted in the 12 months prior to the Date of the Agreement.

2.2 Ownership and Right to Use

(a) The Transics Group Companies either (i) have full and exclusive ownership of their Intellectual Property Assets, free and clear of all Encumbrances of any kind, or (ii) have the right to validly use the Intellectual Property Assets pursuant to a licence agreement or other agreement. None of the Transics Group Companies previously assigned and/or licenced any Intellectual Property rights regarding the Intellectual Property Assets to any third party. No third party (including present or past employees or independent contractors) can validly contest the full and exclusive ownership or valid usage of the Intellectual Property Assets

(b) The Transics Group Companies have made all necessary filings and have complied with all other filing formalities necessary to protect and maintain its interest in the Intellectual Property Assets.

2.3 No Infringement

(a) To the Sellers' best knowledge, no third party is infringing upon or otherwise violating the rights of a Transics Group Company in respect of any Intellectual Property Asset.

(b) To the Sellers' best knowledge, none of the Transics Group Companies is infringing upon or otherwise violating the Intellectual Property rights of any third party.

3. LITIGATION AND INVESTIGATIONS

3.1 Litigation

(a) Other than Fairly Disclosed in the Data Room and apart from normal debt collection, no Transics Group Company is engaged or involved, has been engaged or involved, or is proposing to be engaged or involved, in any litigation, arbitration, prosecution or other legal proceedings, and there are no claims or actions (whether criminal or civil) in progress, outstanding, pending or, to the best of the Sellers' knowledge, threatened against any of the Transics Group Companies, any of their assets or any of its directors or in respect of which such Transics Group Company is likely to be liable to indemnify any party concerned.

(b) To the best of the Sellers' knowledge, there exists no fact, matter or circumstance that can reasonably serve as a legal basis for the commencement of any legal proceedings against a Transics Group Company.

(c) None of the Transics Group Companies (and none of their assets) is subject to any material final and non-appealable judgement or order or decree of any governmental authority, which has not been fully satisfied and complied with by it.

(d) Full details of, and copies of all relevant documents and correspondence in respect of the above, have been disclosed to the Purchaser in the Data Room.

3.2 Investigations

There have been and are no current or pending governmental (including Tax) or other investigations, audits, enquiries or proceedings concerning any Transics Group Company and no such investigation, audit, enquiry or proceedings are threatened and to the Sellers' best knowledge, no fact or circumstance exists which is likely to give rise to any such investigation, audit, enquiry or proceedings.

4. ACCOUNTS AND ABSENCE OF CHANGES

4.1 Effective Date Accounts

(a) The Effective Date Accounts:

(i) in all respects provide a true, accurate and fair view (*getrouw beeld/image fidèle*) of the consolidated financial position of Transics on the Effective Date and of their consolidated profit and loss and cash flows for the period then ended, in accordance with the applicable accounting standards and principles consistently applied;

(ii) have been prepared in accordance with the accounting standards and principles set out therein and on a basis consistent with applicable IFRS for the previous 3 financial years; and

(iii) have been audited by a statutory auditor who has rendered a special purpose attestation, a copy of which is attached hereto as Annex 4.

4.2 Absence of changes since the Effective Date

(a) Since the Effective Date:

(i) the business of the Transics Group Companies has not been adversely affected by the loss of a major customer or supplier and to the Sellers' best knowledge, no event has occurred or circumstance exists that could reasonably be expected to give rise to any such loss;

(ii) there has been no deterioration in the turnover, financial or trading position or the prospects of the Transics Group Companies;

(iii) the Transics Group Companies have not failed to pay or discharge any liabilities which failure has caused or will cause any damage or risk of loss to it or any of its assets or properties;

(iv) the Transics Group Companies have not incurred or committed to any expenditure exceeding EUR 850,000 on capital account or expenditure outside the Ordinary Course of Business;

(v) the Transics Group Companies have not borrowed any money other than under existing credit facilities;

(vi) the Transics Group Companies have not entered into any contract or commitment materially outside the Ordinary Course of Business or restricting the business of the Transics Group Companies;

(vii) the Transics Group Companies have not acquired an interest in any other company, or take or terminate a participation in any partnership or joint venture;

(viii) the Transics Group Companies, other than required by applicable law, have not amended the terms and conditions of employment, respectively the management contract of any employee, respectively self-employed manager with a gross annual remuneration exceeding EUR 40,000 other than as set out in Annex 5, have not hired such a person (as employee or self-employed manager) or terminated (except for good cause) such a person's contract, have not materially increased the workforce of the Transics Group Companies or have not materially increased the total aggregate employment cost of the Transics Group Companies; or

(ix) the Transics Group Companies have not amended any payment or other commercial terms under any existing agreements whether between the Group Companies and a Seller or any of its affiliates or related individuals or with any third party (including taking steps to procure payment by any trade debtors in advance of the date on which trade debts are usually payable in accordance with the Group Companies' general sales conditions or, if different, the period extended to any particular trade debtor in which to make payment and delaying making payments to any trade creditors beyond the date on which payment of the relevant trade debt should be paid in accordance with credit periods authorized by the relevant creditors), have, other than in the Ordinary Course of Business, not terminated or entered into a material contract or arrangement or commitment (whether conditional or unconditional), the term of which extends (or would otherwise extend) to more than twelve months beyond Completion or which has an annual value of EUR 100,000 or more.

ANNEX 1

Part 1

Overview transactions in Transics by Tavares

	quantity	date	price/share	value
On stockmarket (via Petercam Mandate):	98.368	*cfr detail **	7,5	737.760,00
SPA Quaestor	5.563	*9/11/2012*	7,5	41.722,50
SPA F. Maekelberg	3.770	9/11/2012	7,5	28.275,00
SPA SNS - Generali:	461.526	21/11/2012	9,5	4.384.497,00
SPA ING AM:	26.814	21/11/2012	9,5	254.733,00
	59.087	21/11/2012	9,5	561.326,50
	114.631	21/11/2012	9,5	1.088.994,50
	10.553	21/11/2012	9,5	100.253,50
	307.643	21/11/2012	9,5	2.922.608,50
	94.527	21/11/2012	9,5	898.006,50
	175.022	21/11/2012	9,5	1.662.709,00
	459.059	21/11/2012	9,5	4.361.060,50
	32.610	21/11/2012	9,5	309.795,00
	46.961	21/11/2012	9,5	446.129,50
	7.252	21/11/2012	9,5	68.894,00
	1.903.386			17.866.765,00

detail stock market transactions

shares	date
7.773	7/12/2012
1.121	14/12/2012
2.711	21/12/2012
766	4/01/2013
540	11/01/2013
1.080	18/01/2013
600	25/01/2013
2.432	1/02/2013
1.111	8/02/2013
1.550	15/02/2013
15.349	22/02/2013
1.678	1/03/2013
1.206	8/03/2013
2.620	15/03/2013
3.510	22/03/2013
3.036	28/03/2013
1.830	5/04/2013
1.141	12/04/2013
1.464	19/04/2013
5.761	26/04/2013
820	30/04/2013
2.007	3/05/2013
430	10/05/2013
1.578	17/05/2013
6.848	24/05/2013
10.221	31/05/2013
2.489	7/06/2013
201	14/06/2013
380	21/06/2013
1.200	28/06/2013
480	5/07/2013
6.895	5/08/2013
1.080	16/08/2013
214	30/08/2013
50	12/09/2013
2.027	13/09/2013
558	20/09/2013
100	27/09/2013
2.005	4/10/2013
111	11/10/2013
30	18/10/2013
180	25/10/2013
1.185	1/11/2013
98.368	

ANNEX 2

Insurance policy Tavares

[redacted]

AIG

BusinessGuard Assurance

Directors & Officers Liability Insurance

Belgium

BF31002465

TAVARES NV

MARSH

AIG

SCHEDULE

Directors & Officers Liability Insurance

Policy number	BF31002465
Insurer	AIG Europe Limited Pleinlaan 11 Boulevard de la Plaine 1050 Brussels Belgium
Policy holder	TAVARES NV Kapitein Maenhoutstraat 77 B 9830 Sint Martens Latem
Policy period	Inception date 11/03/2013 Expiry date 10/03/2014 At respectively 00:01 and 24:00 at **Policyholder**'s address
Limit of liability	Aggregate for the **Policy period**, all Insurance Covers and Extensions except for the special excess limit for **Independent directors** — 5.000.000 EUR

Insurance covers and sublimits

Only the Insurance Covers and Extensions marked with a sublimit or with 'full limit' are afforded by this policy. "0" means not applicable.

Insurance Cover 1.1 :

Full limit

Insurance Cover 1.2 :

10 % of full limit up to 2.500.000 EUR

Insurance Cover 1.3 :

Not applicable

Extension 2.1 **Investigation costs**

USA : Full limit with a maximum of 2.500.000 EUR

Rest of the world : Full limit

Extension 2.2 **Regulatory crisis response costs**

100.000 EUR

b. h.

MARSH

AIG

Extension 2.3	**Prosecution costs**
	Full limit
Extension 2.4	**Bail and civil bond**
	Full limit with a maximum of 5.000.000 EUR
Extension 2.5	**Reputational recovery costs**
	Full limit with a maximum of 5.000.000 EUR
Extension 2.6	**Automatic discovery**
	Applicable
Extension 2.7	**Extradition costs**
	Full limit
	Extradition media expenses :
	500.000 EUR
	Extradition crisis costs :
	50.000 EUR
Extension 2.8	**Interpretive counsel**
	Full limit
Extension 2.9	**Derivative demand**
	250.000 EUR
Extension 2.10	**Employed lawyers**
	Full limit with a maximum of 5.000.000 EUR
Extension 2.11	**New subsidiaries**
	Full limit
Defense costs	"Bodily injury and property damage"
	Clause 4.2 : 20% of the limit of liability with a maximum of 5.000.000 EUR

Civil fines en penalties

each insured person : 1.000.000 EUR
and in the aggregate : 5.000.000 EUR

Retentions

Securities claims :

US claims : Nihil
Others: Nihil

Other claims :

US claims : 100.000 EUR
Others: Nihil

62 1.

MARSH

AIG

Annual Premium: 7.250 EUR - applicable taxes to be added

Prior and pending Litigation date: 11/03/2013

The general conditions form AIG EU/FL/BE/D&O Map SEC Marsh/en/Ed. 2012 Placement+ is applicable on effective date of present policy.

201305051330
CT_PLC000458

MARSH

AIG

The following specific clauses are applicable on effective date of present policy

Nihil

For the **Policyholder**	For the **Insurer**
Date: CASSEL BVBA REPRESENTED BY	Date: 12/3/2013
Name: WALTER MASTELINCK	Name: EVI PEETERS
Title: DIRECTOR	Title: Underwriter Major Accounts Financial Lines

AIG Europe Limited. Registered in England. Company number: 01486260
Registered Office: The AIG Building, 58 Fenchurch Street, London EC3M 4AB, United Kingdom.
Belgian branch office located at Pleinlaan 11, 1050 Brussels, Belgium.
Tel: (+32) (0) 2739 9000
RPM/RPR Brussels - VAT n° 0847.622.912
Bank account number: 570-1210370-82 - IBAN: BE51 5701 2103 7062 - BIC: CITIBEBX with Citibank Bank
You can find our Privacy Policy on www.aig.be/be-privacy-policy

ANNEX 3

Intellectual Property Assets

Tool	Used for
Squish (Froglogic)	Automatic Test tool for Sky
J-Meter (Freeware)	Load testing Sky
WireShark (Netwerk monitoring tool), Fiddler	Network monitoring tool for Sky
New Relic	Hosting monitoring tool
Dynatrace from Compuware	Hosting monitoring tool
Jenkins	BuildServer used for CW Solution
NodeJS	NodeJS for server side JavaScript (like in TX-Identity)
PhoneGap	Development environment for mobile devices, independant of mobile device environment (Android, IOS), used for TX-Config
GitHub	Source control for JS Framework TX-Connect MP, and for some CW tools
WebStrom (JetBrains)	Integrated development environment for TX-Connect MP development
Notepad++	Perl, Python development Dublin
Sublime Text 2	PHP development Dublin
SSH Client	PHP development Dublin
Perl	Perl programming language, Dublin, CW solution
ADOBE DreamWeaver	Development Environment CW Solution and myTransics
Apache, Linux	Development OS & WebServer PHP Dublin, CW Solution
Borloand Turbo C++; DOS Box, Cygwin	For development MDT 2000
Python	Python programming Language, Dublin, CW Solution

IP	Used in, used for
KDC	Eco libraries in TX-MAX
Benomad	Navigatie engine mobile & desktop
PTV	Navigatie engine mobile & desktop
TomTom	Cartography
BING maps	Cartography
Google maps	Cartography
Microsoft: SQL Server database, Windows CE...	Used in mobile & desktop SW
MySQL	Database used for CW solution
Sybase DB	Database used for TX-Connect Fleet solution
SQLite	used as DB engine in OBC
xPDF	used for rendering pdf's in OBC
Zlib (library for zip & unzip)	used in mobile and desktop for zippin & unzipping
CX-image	used for rendering jpg in OBC
Brother PocketJet printer module driver for CE	Used for the printer on the OBC
DocuCap, DocScan driver for CE	used for scanner on OBC
Cinterion, Multiplex driver for GSM	used on OBC
Firmware for AR6233, Atheros chip for WiFi / Bluetooth on TX-Sky	TX-SKY
BSP for TX-Sky & Go, based on reference platform from TI/Adeneo	BSP = Board Support Package TX-SKY
BSP for TX-Max, based on reference platform from Marvell/Sophia	BSP = Board Support Package TX-MAX
Dunasys CAN diagnositic protocol firmware ISO15765,	TX-MAX
Bluetooth - Driver for Dongle (Ezurio)	Quattro
Ilitek Touchscreen, firmware on controller	TX-SKY
Asix USB to ethernet, Driver	TX-SKY
Identive Smartcard, Driver	TX-MAX
SAP Crystal reports	TX-Connect
Qlikview from Qliktech	used for TX-Dashboards
QT	UI framwork used in TX-Sky
Dockpanelsuite	TX-Connect, window framework
nHibernate	Framework for accessing database
Mongodb	Database
JavaScript frameworks: Highstock.js	Used for charting
JavaScript frameworks: JS libraries: Char.js, jade, less, grunt, jQuery, require.js, hammer.js, webshim, timeline.js, mongoose...	Used in JS code

Software name	Version	Software description	Owner username	Owner display name	Software maker	Software vendor	Platform	Software type	Retail price (quoted)	OEM price (quoted)	License Purchased	License Installed	License Available
1st JavaScript Editor		Programming environment suitable for Effiy developping (scripting languages)			Validex Software	Validex Software	Windows	Application	$49		2	1	1
26/20		screen sketmaker	Patrick8	Patrick Bustraen							0	0	0
Adobe Acrobat CS4		making pdf files (writer) photoshop									0	0	0
Adobe robohelp											2	0	2
Adobe Robohelp 10	10	robohelp					Windows	Application	999		2	2	0
ahaview		graphical tool	Patrick8	Patrick Bustraen							0	0	0
Altas BI		finance queries	dimitri	Dimitri Dejonghe							0	0	0
Avast V3			Patrick8	Patrick Bustraen							0	0	0
Avangate winfix resketcher											1	0	1
boxco popular		online booking									0	0	0
Bartender		printing and creating barcode and serial number labels									0	0	0
BarTender 10.0	10.0.2845				Seagull Scientific	Seagull Scientific	Windows	Application			1	0	1
Belgium e-ID		Belgium id card reader and signer									0	0	0
BES server		BlackBerry Enterprise server + clients									120	0	120
Crimson Editor		Scripting quattro tester	Patrick8	Patrick Bustraen							0	0	0
coredebug		hyperterminal for hexadecimal format	Patrick8	Patrick Bustraen							0	0	0
connect ... config		configuration ...	Patrick8	Patrick Bustraen							0	0	0
coverity		static code analyzer	Patrick8	Patrick Bustraen							0	0	0
Crystal Reports 2008 SP2	12.1.0.892				Imation		Windows	Application			0	1	-1
dexia soft		on line banking									0	0	0
Digital river ... 7.0 ...											24	0	24
Digital river webstorm											3	3	0
Dockstation ...		PDF virtual printer: creates PDF file from every application that can print documents	Patrick8	Patrick Bustraen							0	0	0
Dynamic info screen		Nice ... displays ...									1	0	1
Edew		editor learn code	Patrick8	Patrick Bustraen							3	3	0
Effiy Sidebar & Office Add-ins	5.0.2010				Effiy		Windows	Application			0	12	-12
Embedded visual c++		ontwikkelsoftware voor quattro	Patrick8	Patrick Bustraen							0	0	0
Filezilla		ftp tool									0	1	-1
Firefox		internet browser									0	0	0
Freeese		automatic test tool	Patrick8	Patrick Bustraen							0	0	0
Flip	3.3.1	USB key programmation (atmel)	Patrick8	Patrick Bustraen							0	0	0
FrontRange Service Management Suite Enterprise Client	7.1.4000.146				FrontRange Solutions Inc.		Windows	Application			0	10	-10
ghostdoc		autocomments in visual studio	Patrick8	Patrick Bustraen							0	0	0
Gin configuration program		analyser can logger configurator	Patrick8	Patrick Bustraen							0	0	0
GoToMeeting	5.7.0.1171				CitrixOnline	CitrixOnline	Windows	Application			0	9	-9
gsview		postscript file viewer									0	0	0
handysnap		screenshots	Patrick8	Patrick Bustraen							0	0	0
IConfigure	2011.11.8.0				Squawil		Windows	Application			0	2	-2
Iconfigure		squawil configuration tool	Patrick8	Patrick Bustraen							0	0	0
Imprivata OneSign Agent	4.5.217.217				Imprivata Inc.	Imprivata Inc.	Windows	Application			0	15	-15
ING option manager		tool to manage all options for personnel	stephanieD	stephanie Dorsemmer							0	0	0
IRIS		declaration intrastat for the netherlands									0	0	0
Isabel		banking software									0	0	0
IZarc		compressing files									0	0	0
KDTS		KDC monitoring tool	Patrick8	Patrick Bustraen							0	0	0
keil uvision	2	compiler ...	Patrick8	Patrick Bustraen							0	0	0
Labview suite		development software for programming in labview national instruments	Patrick8	Patrick Bustraen							0	0	0
LeechFtp		ftp tool	Patrick8	Patrick Bustraen							0	0	0
lnx		salary and social software sd worx									0	0	0
lexone		mapping software (customers)	Patrick8	Patrick Bustraen							0	0	0
M300C		Building security configurator									0	0	0
macromedia dreamweaver		webdesign									0	0	0
Macro media Flash		webdesing (moving images, interaction)									0	0	0
Map&Guide		Maps TVM Transics									0	0	0
Mapserver		Map server for TMM Transics	Patrick8	Patrick Bustraen							0	0	0
Microsoft ad rights management cal (partner)					Microsoft	Microsoft	Windows	Application			100	0	100
Microsoft desktop optimization pack (Partner)					Microsoft	Microsoft	Windows	Application			100	0	100
Microsoft Dynamics AX 2009 Client	5.0.593.0				Microsoft	Microsoft	Windows	Application			0	23	-23
Microsoft Dynamics CRM 2013 cal (partner)					Microsoft	Microsoft	Windows	Application			100	0	100
Microsoft Dynamics CRM online cal	5.0.9690.3557				Microsoft	Microsoft	Windows	Application			265	18	247
Microsoft dynamics crm server (partner)					Microsoft	Microsoft	Windows	Application			1	0	1
Microsoft Enterprise cal					Microsoft	Microsoft	Windows	Application			268	9	259
Microsoft exchange enterprise cal (partner)					Microsoft	Microsoft	Windows	Application			100	0	100
Microsoft Exchange enterprise server					Microsoft	Microsoft	Windows	Application			2	0	2
Microsoft Exchange Server std		Microsoft Exchange Server			Microsoft		Windows	Application			1	0	1
Microsoft financial and supply chain (ax) (partner)					Microsoft	Microsoft	Windows	Application			5	0	5
Microsoft Lync physical	14.0.7015.1000				Microsoft	Microsoft	Windows	Application			250	13	237
Microsoft lync server (partner)					Microsoft	Microsoft	Windows	Application			2	0	2
Microsoft lync server (enterprise cal partner)					Microsoft	Microsoft	Windows	Application			100	0	100
Microsoft Lync Server plus cal (partner)					Microsoft	Microsoft	Windows	Application			100	0	100
Microsoft Lync server STD					Microsoft	Microsoft	Windows	Application			1	0	1
Microsoft lync server std cal (partner)					Microsoft	Microsoft	Windows	Application			100	0	100
Microsoft multipoint server cal (partner)					Microsoft	Microsoft	Windows	Application			40	0	40
Microsoft multipoint server premium (partner)					Microsoft	Microsoft	Windows	Application			2	0	2
Microsoft Office 2013 Plus (Partner)					Microsoft						0	0	0
Microsoft Office 2013 Pro Plus (EAS)	2013				Microsoft	Microsoft	Windows	Application			268	34	234
Microsoft office multi lang (partner)					Microsoft	Microsoft	Windows	Application			75	0	75
Microsoft office pro plus (partner)					Microsoft	Microsoft	Windows	Application			100	0	100
Microsoft Office Pro Plus 2010	14.0.7015.1000				Microsoft	Microsoft	Windows	Application			0	5	-5
Microsoft Office Project 2007		Microsoft Office Project Standard Edition 2007			Microsoft	TECH DATA NV	Windows	Application			25	1	24
Microsoft Office Visio 2007		Microsoft Office Visio Standard 2007			Microsoft	TECH DATA NV	Windows	Application			25	0	25
Microsoft Project pro (partner)					Microsoft	Microsoft	Windows	Application			5	0	5
Microsoft project server (partner)					Microsoft	Microsoft	Windows	Application			1	0	1
Microsoft Project server cal (partner)					Microsoft	Microsoft	Windows	Application			20	0	20
Microsoft Project Standard 2013	15.0.4420.1017				Microsoft	Microsoft	Windows	Application			10	1	9
Microsoft SharePoint Designer		SharePoint Designer for creating new SharePoint aspx pages			Microsoft		Windows	Application			1	0	1
Microsoft SharePoint Office Server		SharePoint Office Server			Microsoft		Windows	Application			2	0	2

Microsoft Sharepoint server (partner)						Microsoft	Microsoft	Windows	Application		4	0	4
Microsoft sharepoint server ent +std cal (partner)						Microsoft	Microsoft	Windows	Application		140	0	140
Microsoft SQL SERVER enterprise						Microsoft	Microsoft		Application		3	0	3
Microsoft sql server enterprise core (partner)						Microsoft	Microsoft	Windows	Application		32	0	31
Microsoft SQL server Standard						Microsoft	Microsoft	Windows	Application		4	0	4
Microsoft system center client management cal (partner)						Microsoft	Microsoft	Windows	Application		100	0	100
Microsoft system center config man cal						Microsoft	Microsoft	Windows	Application		100	0	100
Microsoft System Center mgmt ent						Microsoft	Microsoft	Windows	Application		17	0	17
Microsoft system center standard						Microsoft	Microsoft	Windows	Application		4	0	4
Microsoft systemcenter endpoint protection						Microsoft	Microsoft	Windows	Application		100	0	100
Microsoft Visio 2010	14.0.7015.1000					Microsoft	Microsoft	Windows	Application		0	1	-1
Microsoft Visio Premium						Microsoft	Microsoft		Application		5	0	5
Microsoft visio pro						Microsoft	Microsoft	Windows	Application		5	0	5
Microsoft Visio Standard	14.0.4436.1017					Microsoft	Microsoft	Windows	Application		25	1	24
Microsoft Visual Studio 2012 Premium	11.0.50727.1					Microsoft	Microsoft	Windows	Application		0	1	-1
Microsoft Visual Studio 2013 Premium						Microsoft	Microsoft	Windows	Application		11	2	9
Microsoft Visual studio 2013 premium (or downgrade)	2013					Microsoft	Microsoft	Windows	Application		35	9	26
Microsoft visual studio 2013 pro (EAS) or downgrade	20123					Microsoft	Microsoft	Windows	Application		10	1	9
Microsoft Visual Studio express deskt						Microsoft	Microsoft	Windows	Application		16	0	16
Microsoft Visual Studio express userint	10.0.40219					Microsoft	Microsoft	Windows	Application		13	1	12
Microsoft Visual studio pro test						Microsoft	Microsoft		Application		17	0	17
Microsoft Win Server extconn						Microsoft	Microsoft	Windows	Application		1	0	1
Microsoft windows 8/8.1 enterprise (partner)						Microsoft	Microsoft	Windows	Operating System		140	0	140
Microsoft windows CE		4.2	Development platform for mobile applications	Patrick8	Patrick Bustraan						0	0	0
Microsoft windows embedded 8 std (partner)						Microsoft	Microsoft	Windows	Operating System		50	0	50
Microsoft windows embedded 8.1 enterprise (partner)						Microsoft	Microsoft	Windows	Operating System		50	0	50
Microsoft Windows embedded 8.1 pro (partner)						Microsoft	Microsoft	Windows	Operating System		50	1	49
Microsoft Windows Pro						Microsoft	Microsoft	Windows	Operating System		298	7	291
Microsoft windows rdp cal (partner)						Microsoft	Microsoft	Windows	Application		100	0	100
Microsoft Windows RDP user cal						Microsoft	Microsoft	Windows	Application		70	0	70
Microsoft Windows server cal (all editions) (partner)						Microsoft	Microsoft	Windows	Operating System		140	0	140
Microsoft windows server datacenter (partner)						Microsoft	Microsoft	Windows	Operating System		2	0	2
Microsoft windows server essentials						Microsoft	Microsoft	Windows	Operating System		2	0	2
Microsoft Windows server STD						Microsoft	Microsoft		Operating System		12	0	12
Microsoft windows server std (partner)						Microsoft	Microsoft	Windows	Operating System		12	0	12
Microsoft windows server std 2proc						Microsoft	Microsoft	Windows	Operating System		30	0	30
mindmanager			mindjet mindmapping	Patrick8	Patrick Bustraan						0	0	0
National instruments testsoftware			test software	Patrick8	Patrick Bustraan						0	0	0
Ned-gps			conversion on mapdata for navigation card sets	Patrick8	Patrick Bustraan						0	0	0
Nero burning rom			cd burn software								0	0	0
nm-ea-gps			route (a->b) generator in NMEA format benomad	Patrick8	Patrick Bustraan						0	0	0
office net site serve			site serve	Patrick8	Patrick Bustraan						0	0	0
opmanager			monitoring tool								0	0	0
orcad schematics capture			schematics	Patrick8	Patrick Bustraan						0	0	0
PADS			design schematics/layout										
mentor graphics*	Patrick8		Patrick Bustraan							0	0	0	
PADS DXDesign			schematics	Patrick8	Patrick Bustraan						0	0	0
PADS power			layouts	Patrick8	Patrick Bustraan						0	0	0
paintshop pro			graphical design and transform tool	Patrick8	Patrick Bustraan						0	0	0
pdf converter pro			editing pdf files nuance								0	0	0
PDF creator			creating pdf documents (readonly)								0	0	0
PL-SQL Devloper			SQL editor	Patrick8	Patrick Bustraan						0	0	0
Platform Builder			Release Build Environment	Patrick8	Patrick Bustraan						0	0	0
powerbuilder			development environment for client-server applications in windows	Patrick8	Patrick Bustraan						0	0	0
PSpad			text editor	Patrick8	Patrick Bustraan						0	0	0
Raisonance gcc compiler			cortex (compact II)	Patrick8	Patrick Bustraan						0	0	0
Raisonance-Rlinker Pro			Programmation: STR7 and cortex	Patrick8	Patrick Bustraan						0	0	0
recordnow			cd burning roxio								0	0	0
remoteus			remote connection. SW installed at customer site.								0	0	0
Robohelp			On line help for trakkis Software	Patrick8	Patrick Bustraan						0	0	0
routecalculations			ns hosting, for generating route calculations using Benomad	Patrick8	Patrick Bustraan						0	0	0
Roxio Easy cd & DVD creator			cd burning	Patrick8	Patrick Bustraan						0	0	0
Serv-U			Microsoft ftp server software								0	0	0
Silicon Labs IDE			programming 8051	Patrick8	Patrick Bustraan						0	0	0
SmFlash			programming EPS	Patrick8	Patrick Bustraan						0	0	0
SmartFtp			FTP tool								0	0	0
SnagIt		9,1				TechSmith Corporation	TechSmith Corporation	Windows	Application		10	3	7
snagit 4.5.1	4.5.1					Smartbear Software		Windows	Application		1	1	0
Solid Works			3D viewer	Patrick8	Patrick Bustraan						0	0	0
SQLite Manager			SQLite Viewer	Patrick8	Patrick Bustraan						0	0	0
stratopoint picture viewer				Patrick8	Patrick Bustraan						0	0	0
SVGChartEditor			for configuration of B [-Poomad graphical layer	Patrick8	Patrick Bustraan						0	0	0
sybase adaptive server											0	0	0
Sysinternals			free of charge			Microsoft					999	0	999
telerik Devcraft complete developer											1	0	1
Test Case Manager				Patrick8	Patrick Bustraan						0	0	0
thomas international			Personal profile analyse web application	stephanieD	stephanie Dauremmer						0	0	0
Tiny Hexer			hex editor	Patrick8	Patrick Bustraan						0	0	0
Trace32			Development ARM trace- debugger Lauterbach	Patrick8	Patrick Bustraan						0	0	0
Trend Micro OfficeScan Client	10.0.3068					Trend Micro	Trend Micro	Windows	Application		200	35	165
Textbox	2.4		free								999	0	999
UltraEdit											0	0	0
Van Dale Groot Engels		6				Van Dale	Van Dale	Windows	Application		0	0	0
Van Dale Groot Woordenboek 6.0		5				Van Dale	Van Dale	Windows	Application		3	2	0
Van Dale Woordenboeken 2.1		2,1	Van Dale Woordenboeken:										
#NAME?													
#NAME?													
#NAME?													

- Spoon*		Van Dale	Van Dale	Windows	Application	93	29	70		
Vector Logger configurator	Can logger configurator	PatrickB	Patrick Bustraen					0	0	0
vektor Can analyzer	can analyzer and simulator	PatrickB	Patrick Bustraen					0	0	0
viewmate	gerber viewer	PatrickB	Patrick Bustraen					0	0	0
visual build pro	automatic configuration of quattro image	PatrickB	Patrick Bustraen					0	0	0
Vmware Enterprise								0	0	0
Vmware std								0	0	0
VNC	internal & external customer support via takeover of workstation							0	0	0
Watchpoint pedbox	programmation MOBM + EBOOT sophia systems	PatrickB	Patrick Bustraen					0	0	0
Whole Tomato visual assist								1	0	1
Winmerge	text editor	PatrickB	Patrick Bustraen					0	0	0
Winrar	free for extraction							999	0	999
Winzip	free use for extraction							999	0	999
wndtabs	makes it possible to work with shortcuts in visual studio	PatrickB	Patrick Bustraen					0	0	0
xilinx ISE	CPLD programming xilinx	PatrickB	Patrick Bustraen					0	0	0

ANNEX 4

Auditor special purpose attestation

BDO

Tel.: +32 (0)2 778 01 00
Fax: +32 (0)2 771 56 56
www.bdo.be

The Corporate Village
Da Vincilaan 9 - Box E.6
Elsinore Building
B-1935 Zaventem

CONFIDENTIAL
Transics International NV
To the Board of Directors
Ter Waarde 91
B-8900 Ieper

Date: 7 February 2014
Ref: L0129 hds KDB TRI

Subject: Special purpose attestation

Dear Members of the Board ,

As the statutory auditor of Transics International NV, we confirm that our audit work, which is substantially complete, has not to date revealed any significant matters requiring adjustments of the 2013 consolidated balance sheet, income statement, cash flow statement, equity statement and related schedules (hereafter referred to as "financial information") as attached to this letter.

The attached financial information is presented in Euro and has been prepared in accordance with the International Financial Reporting Standards ("IFRS") issued by the International Accounting Standards Board ("IASB") and adopted by the European Union.

The accounting policies used in the preparation of the attached financial information are consistent with those used in the annual financial statements for the year that ended on December 31, 2012 (ref. "Annual Report 2012", 5.5 "Summary of significant accounting policies").

This special purpose financial information has been prepared for purposes of providing information to the Board of Directors in relation to project HOOK. As a result, the special purpose financial information is not a complete set of financial statements of Transics International NV in accordance with the IFRS as adopted by the European Union and is not intended to give a true and fair view of the net assets and financial position of the group as at 31 December 2012, as well as its consolidated results and cash flows for the year then ended. The financial information may, therefore, not be suitable for another purpose.

Yours sincerely,

BDO Bedrijfsrevisoren Burg.Ven. CVBA
Statutory auditor
Represented by Koen De Brabander

Enclosure: Financial Information (51 pages)

b

k-

BDO

Transics International NV '000€	31/12/2013 Consolidated 12 months Audited	31/12/2012 Consolidated 12 months Audited
Revenue	51.669	49.118
Cost of sales (-)	(16.182)	(15.906)
Gross Profit	**35.487**	**33.212**
Research and development expenses	(5.016)	(4.857)
Sales and marketing expenses	(15.882)	(15.392)
General and administration expenses	(6.931)	(6.840)
Operating Expenses	**(27.829)**	**(27.089)**
Other income/(expenses)	(528)	(335)
OPERATING RESULT	**7.130**	**5.788**
Finance income	479	449
Finance expense	(475)	(711)
RESULT BEFORE TAX	**7.134**	**5.526**
Tax income/ (expense)	(1.767)	(891)
RESULT FROM CONTINUING OPERATIONS	**5.367**	**4.635**
RESULT FROM DISCONTINUED OPERATIONS	**0**	**0**
NET RESULT	**5.367**	**4.635**
TOTAL COMPREHENSIVE INCOME	**5.367**	**4.635**
Earnings per share - Total comprehensive income		
Basic earnings per share	0,6630	0,5732
Shares used in computing per share amount – basic	8.094.667	8.085.810
Diluted earnings per share	0,6580	0,5668
Shares used in computing per share amount – diluted	8.156.166	8.177.021
Earnings per share - Result from continuing operations		
Basic earnings per share	0,6630	0,5732
Shares used in computing per share amount – basic	8.094.667	8.085.810
Diluted earnings per share	0,6580	0,5668
Shares used in computing per share amount – diluted	8.156.166	8.177.021

6

16

BDO

Transics International NV '000€	31/12/2013 Consolidated 12 months Audited	31/12/2012 Consolidated 12 months Audited
Goodwill	31.603	31.603
Other intangible assets	13.423	13.295
Property, plant and equipment	3.397	3.348
Investments	0	0
Deferred tax assets	114	252
Non-current Receivables	681	1.060
Assets held for sale	0	0
Non Current Assets	**49.218**	**49.558**
Inventories	1.859	2.753
Tax receivables	927	686
Trade receivables	10.623	11.623
Other receivables	8	50
Prepayments	155	172
Cash and cash equivalents	18.608	12.275
Other current assets	107	105
Current Assets	**32.287**	**27.664**
TOTAL ASSETS	**81.505**	**77.222**
Share capital	6.148	6.126
Share premium	24.623	24.514
Retained earnings	25.418	20.783
ESOP reserves	283	253
Result of the year	5.367	4.635
Shareholders' Equity	**61.839**	**56.311**
Non-current Bank borrowings	732	2.932
Finance leases	892	1.068
Deferred tax liabilities	2.245	1.515
Non Current Liabilities	**3.869**	**5.515**
Current interest-bearing borrowings	2.401	2.434
Bank overdrafts	0	0
Deferred income	381	453
Provisions	184	145
Tax payables	1.632	1.110
Trade payables	6.519	7.045
Financial instruments	0	279
Other payables	4.072	3.490
Other current liabilities	608	440
Current liabilities	**15.797**	**15.396**
TOTAL EQUITY AND LIABIL	**81.505**	**77.222**

BDO

Transics International NV '000€	31/12/2013 Consolidated 12 months Audited	31/12/2012 Consolidated 12 months Audited
Cash and cash equivalents, beginning balance	12.275	6.100
Profit of the year including discontinued operations	5.367	4.635
Interest expense	475	711
Interest income (-)	(479)	(449)
Income tax expense (income)	1.767	891
Gain on discontinued operations	0	0
Profit (loss) from continuing operations	*7.130*	*5.788*
Depreciation and amortisation	4.588	4.373
Impairment losses	102	215
Write off inventory	545	525
Increase (decrease) in provisions	39	42
Share-based payment expense	30	62
Other non cash adjustments	0	0
Non cash adjustments	*5.304*	*5.217*
Decrease (increase) in inventories	349	(465)
Decrease (increase) in trade and other receivables	1.227	2.800
Increase (decrease) in trade and other payables	409	(1.164)
Other increase (decrease) in working capital	0	0
Decrease (increase) in working capital	*1.985*	*1.171*
Income tax (paid)/refunded	*(833)*	*(45)*
Cash flows relating to operations	13.586	12.131
Acquisitions	0	0
Disposal of discontinued operations net of cash disposed	0	967
Internally developed R&D	(3.214)	(2.597)
Externally developed R&D	(905)	(1.030)
Purchases of other intangibles	(84)	(170)
Purchases of property, plant and equipment	(662)	(410)
Disposals	0	(17)
Government grants received	0	0
Interest received	170	164
Cash flows relating to investing activities	(4.695)	(3.093)
Capital increase	132	0
New loans	0	0
Repayment of finance leases (-)	(110)	(109)
Repayment of loans (-)	(2.324)	(2.326)
Bank overdrafts increased (decreased)	0	0
Interest paid (-)	(535)	(712)
Changes in value of Financial Instruments	279	284
Cash flows relating to financing activities	(2.558)	(2.863)
Net increase in cash and cash equivalents	6.333	6.175
Cash and cash equivalents, ending balance	18.608	12.275

6

4

Transics International NV '000€ Audited	Issued Capital	Transaction Costs	Total Share Capital	Share premium	Retained Earnings	ESOP Reserve	Result of the year	Total Equity
As at 31/12/2011	**8.087**	**(1.960)**	**6.126**	**24.514**	**12.300**	**191**	**8.483**	**51.614**
Capital increase			0					0
Addition in transaction costs			0					0
Transfer result previous year			0		8.483		(8.483)	0
Transfer transaction costs			0					0
Share based compensation plan			0			62		62
Total comprehensive income			0				4.635	4.635
As at 31/12/2012	**8.087**	**(1.960)**	**6.126**	**24.514**	**20.783**	**253**	**4.635**	**56.311**
Capital increase	22		22	109				131
Addition in transaction costs			0					0
Transfer result previous year			0		4.635		(4.635)	0
Transfer transaction costs			0					0
Share based compensation plan			0			30		30
Total comprehensive income			0				5.367	5.367
As at 31/12/2013	**8.109**	**(1.960)**	**6.148**	**24.623**	**25.418**	**283**	**5.367**	**61.839**

Transics International NV '000€	Goodwill	Customer list	Royalty free IP	Development costs	Software	Total
As at 31/12/2012	31.603	2.800	1.125	9.094	277	**44.898**
Acquisition cost	31.603	9.860	1.800	15.737	1.319	**60.319**
Accumulated amortisation (-)	0	(7.060)	(675)	(6.643)	(1.042)	**(15.420)**
Net book value	31.603	2.800	1.125	9.094	277	**44.898**
Change in perimeter	*0*	*0*	*0*	*0*	*0*	***0***
Acquisition cost					*0*	*0*
Accumulated amortisation (-)					*0*	*0*
Additions from internal development				3.214	*0*	**3.214**
Additions from external development				905	*0*	**905**
Additions		0	0	0	*84*	**84**
Additions/desinvestments IC				0	*0*	**0**
Disposals (-)		0	0	(952)	*(687)*	**(1.639)**
Disposals amortisation		0	0	952	*687*	**1.639**
Amortisations (-)		(800)	(450)	(2.612)	*(147)*	**(4.009)**
Impairment (loss) reversal				(66)	*0*	**(66)**
As at 31/12/2013	31.603	2.000	675	10.535	215	**45.026**
Acquisition cost	31.603	9.860	1.800	18.904	715	**62.882**
Accumulated amortisation (-)	0	(7.860)	(1.125)	(8.369)	(501)	**(17.855)**
Net book value	31.603	2.000	675	10.535	215	**45.026**

6 1

Transics International NV '000€	Land and buildings	Leased buildings	Building improvements	Plant and equipment	Leased equipment	Vehicles	Total
As at 31/12/2012	451	1.944	88	863	(0)	3	3.348
Acquisition cost	495	2.718	163	3.396	1	28	8.104
Accumulated depreciation (-)	(45)	(774)	(75)	(2.533)	(1)	(25)	(4.753)
Net book value	451	1.944	88	863	(0)	3	3.348
Change in perimeter	*0*	*0*	*0*	*0*	*0*	*0*	***0***
Acquisition cost	*0*	*0*	*0*	*0*	*0*	*0*	**0**
Accumulated depreciation (-)	*0*	*0*	*0*	*0*	*0*	*0*	**0**
Additions from internal development	*0*	*0*	*0*	*0*	*0*	*0*	**0**
Additions	*0*	*0*	*0*	*0*	*0*	*0*	**0**
Additions	*137*	*0*	*0*	*481*	*0*	*44*	**662**
Additions IC	*0*	*0*	*0*	*0*	*0*	*0*	**0**
Disposals (-)	*0*	*0*	*0*	*(732)*	*(1)*	*0*	**(733)**
Disposals amortisation	*0*	*0*	*0*	*732*	*1*	*0*	**733**
Depreciations (-)	*(10)*	*(91)*	*(6)*	*(464)*	*0*	*(9)*	**(579)**
Impairment (loss) reversal	*0*	*0*	*0*	*(36)*	*0*	*0*	**(36)**
As at 31/12/2013	577	1.853	82	845	(0)	38	3.396
Acquisition cost	632	2.718	163	3.145	(0)	72	8.033
Accumulated depreciation (-)	(55)	(865)	(81)	(2.300)	(0)	(34)	(4.636)
Net book value	577	1.853	82	845	(0)	38	3.397

BDO

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Net profit before taxes	7.134	5.526
Statutory tax rate	33,99%	33,99%
Tax expense using statutory tax rate	**2.425**	**1.878**
Tax effect of rates in other jurisdictions	(224)	(195)
Tax effect of changes in tax rates	0	0
Tax effect of non deductible expenses	215	200
Tax effect on movement of untaxed reserves	(204)	0
Tax effect of notional interest and R&D investment deduction	(463)	(559)
Not recognised deferred tax assets	0	0
Tax effect of previously not recognised deferred tax assets	0	(434)
Tax effect on dividends	17	0
Tax expense recognised	**1.767**	**891**
Effective tax rate	25%	16%

6
n

Transics International NV '000€	31/12/2013 Consolidated 12 months	Belgium	The Netherlands & France	Rest of Europe
Revenue	**51.669**	9.012	26.562	16.095
Total Non Current Assets	**49.218**	41.251	7.709	258

Transics International NV '000€	31/12/2012 Consolidated 12 months	Belgium	The Netherlands & France	Rest of Europe
Revenue	**49.118**	8.294	26.830	13.994
Total Non Current Assets	**49.558**	41.458	7.762	338

6

H

Trausies International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Trade receivables > 1 year	681	1.060
Total	**681**	**1.060**

Transics International NV '000€	31/12/203 Consolidated 12 months	31/12/2012 Consolidated 12 months
Inventories trade goods	1.859	2.753
Total	**1.859**	**2.753**

6

K

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Income tax receivables	36	35
VAT recoverable	891	651
Total	**927**	**686**

ċ

h

BDO

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Billed revenue	10.168	11.177
Unbilled revenue	176	69
Credit notes to be received	279	262
Cash advances	0	115
Total	**10.623**	**11.623**

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Grants to be received	8	48
Other receivables	0	2
Total	**8**	**50**

6

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Prepaid interests	31	1
Other prepaid charges	125	171
Total	**156**	**172**

6

M

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Cash	14	16
Bank accounts	7.445	5.207
Short term bank deposits	11.150	7.052
Total	**18.609**	**12.275**

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Ordinary Shares		
- number of issued shares	8.108.587	8.085.810
- share capital and share premium	32.732	32.600
Transaction costs	(1.958)	(1.958)
Total number of issued and outstanding shares	**8.108.587**	**8.085.810**
Total share capital and share premium	**30.774**	**30.642**

6

M

BDO

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Bank borrowings	732	2.932
Finance leases	892	1.068
Non current liabilities	**1.624**	**4.000**
Bank borrowings	2.225	2.262
Finance leases	176	172
Current interest-bearing borrowings	**2.401**	**2.434**
Total	**4.025**	**6.434**

6

Transics International NV Detail current liabilities 31/12/2013	Year	Original amount	Currency	Securities	Interest rate	Term	First payment	Number of payments	Frequency of payments
Bank Borrowing									
Loan €16 million BNP Paribas Fortis/ING/Dexia	2010	6 022 054	euro	See text below	Euribor+margin	4 yrs	26/09/2010	9	half yearly
Loan €3 million BNP Paribas Fortis/ING/Dexia	2011	3.000 000	euro	See text below	Euribor+margin	5 yrs	30/06/2012	8	half yearly
BNP Paribas Fortis loan	2005	295.111	euro	underlying assets (land)	4,95%	8 yrs	25/06/2006	8	yearly
Finance leases									
BNP Paribas Fortis Lease 1	2001	1.788 827	euro	underlying assets	2,47%	15 yrs	5/11/2001	60	quarterly
BNP Paribas Fortis Lease 2	2004	212 000	euro	underlying assets	5,863%	13 yrs	9/03/2004	51	quarterly
Dexia Lease Services	2011	840.000	euro	underlying assets	4,200%	10 yrs	30/09/2011	40	quarterly
Other loans									
Total		12.157.992							

6

h

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Payable within one year	212	214
More than one year, but less than five years	626	745
More than five years	380	473
Total Payments Finance leases	**1.218**	**1.432**
Less interest payments	150	192
Net present value of lease obligations	**1.068**	**1.240**
Less lease obligations within one year	176	172
Net present value of long-term lease obligation	**892**	**1.068**

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Deferred maintenance contracts	375	438
Deferred interests	0	0
Deferred income	6	15
Other	0	0
Total	**381**	**453**

6

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Provision pensions	184	145
Total	**184**	**145**

6

1

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Income tax payable	357	290
VAT payable	1.275	820
Total	**1.632**	**1.110**

6

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Trade payables	3.863	4.380
Invoices to receive	1.263	1.391
Credit notes to be made	1.393	1.274
Total	**6.519**	**7.045**

6

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Taxes on employment	383	332
Social security	469	470
Remuneration	69	13
Bonuses	1.434	1.063
Provision holiday pay	1.430	1.256
Accrued interest	164	107
Other payables	122	249
Total	**4.072**	**3.490**

6

V

'Fransies International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Financial instruments	0	279
Total	**0**	**279**

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Prepayments received from customers	394	205
Guarantees	105	126
Other current liabilities	109	109
Total	**608**	**440**

6

L

BDO

Transics International NV '000€	% Growth	31/12/2013 Consolidated 12 months	% Total Revenue 2013	31/12/2012 Consolidated 12 months
Product Sales	2,7%	21.372	41%	20.815
Recurring Sales	6,9%	28.694	56%	26.853
Field Services	10,6%	1.603	3%	1.450
Total	**5,2%**	**51.669**		**49.118**

6

l

Cost of sales

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Cost of sales	16.532	15.441
Change in inventory	(894)	(60)
Write off inventory	545	525
Total	**16.183**	**15.906**
Gross Profit	35.487	33.212
% Gross Profit/Revenue	68,7%	67,6%

6

L

BDO

OE R&D

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Outside services	653	670
Personnel expenses	1.518	1.524
Depreciation and amortisation	2.845	2.663
Total	**5.016**	**4.857**
Headcount at year-end (excluding self-employed contractors)	72	70
% of sales	9,7%	9,9%

6

1

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Outside services	0	0
Personnel expenses	99	126
Research expenses	*99*	*126*
Outside services	905	1.030
Personnel expenses	3.214	2.597
Development expenses	*4.119*	*3.627*
Total R&D expenses	**4.218**	**3.753**

6

b

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Outside services	4.967	5.037
Personnel expenses	10.426	9.800
Depreciation and amortisation	489	555
Total	**15.882**	**15.392**
Headcount at year-end (excluding self-employed contractors)	*172*	*168*
% of (non-recurring) sales	69,1%	69,1%

6

JK

BDO

OE G&A

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Outside services	3.419	3.695
Personnel expenses	2.159	1.778
Depreciation and amortisation	1.353	1.367
Total	**6.931**	**6.840**
Headcount at year-end (excluding self-employed contractors)	*32*	*29*
% of sales	13,4%	13,9%

Transics International NV	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Research & Development personnel	72	70
Sales & Marketing personnel	172	168
General & Administrative personnel	32	29
Total employees (headcount) at year-end (excluding self-employed contractors)	276	267

b
u

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Lease of cars	909	929
Total	**909**	**929**

	Future payments ('000€)	Future payments ('000€)
2009		
2010	0	0
2011	0	0
2012	0	0
2013	0	713
2014	757	513
2015	440	232
2016	222	71
2017	76	0
2018	1	0
Total commitments	**1.496**	**1.529**

b

1

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Other taxes	(28)	(26)
Losses on trade receivables	(506)	(380)
Other financial expenses	(71)	(92)
Other financial income	22	10
Other expenses	(23)	(108)
Other income	78	261
Total	**(528)**	**(335)**

6

N

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Interest leasing (-)	(109)	(109)
Interest loans (-)	(360)	(601)
Interest current accounts (-)	(0)	(0)
Income/(Expenses) from changes in value of Financial Instruments	279	284
Interest income	201	165
Other interests	(7)	(1)
Total	**4**	**(262)**

b

N

Transfes International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Deferred income taxes	(867)	(446)
Current income taxes	(898)	(443)
Current income taxes previous year	(1)	(2)
Total	**(1.767)**	**(891)**

6

/.

BDO

Transics International NV	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
TOTAL COMPREHENSIVE INCOME	**5.367**	**4.635**
Basic earnings per share	0,6630	0,5732
Shares used in computing per share amount – basic	8.094.667	8.085.810
Diluted earnings per share	0,6580	0,5668
Shares used in computing per share amount – diluted	8.156.166	8.177.021

Transics International NV	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
RESULT FROM CONTINUING OPERATIONS	**5.367**	**4.635**
Basic earnings per share	0,6630	0,5732
Shares used in computing per share amount – basic	8.094.667	8.085.810
Diluted earnings per share	0,6580	0,5668
Shares used in computing per share amount – diluted	8.156.166	8.177.021

Transics International NV	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
RESULT FROM DISCONTINUED OPERATIONS	**0**	**0**
Basic earnings per share	0,0000	0,0000
Shares used in computing per share amount – basic	8.094.667	8.085.810
Diluted earnings per share	0,0000	0,0000
Shares used in computing per share amount – diluted	8.156.166	8.177.021

6

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Post employment benefit obligations	61	48
Interest rate swaps	0	95
Tax losses	559	1.326
R&D Tax Credit	0	0
Total deferred tax assets	**620**	**1.469**
Depreciation and amortisation	1.417	1.234
Customer list	334	491
Capitalisation of transaction fees	999	1.007
Total deferred liabilities	**2.750**	**2.732**
Unrecognised deferred tax asset on tax losses		
Net deferred taxes	**(2.130)**	**(1.263)**
Recognised in balance sheet		
Net deferred tax assets	**115**	**252**
Net deferred tax liabilities	**2.245**	**1.515**

6

b

BDO

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Executive Committee and Senior Management		
Outside services	1.134	1.586
Wages and salaries	1.510	1.094
ESOP include in outside services	11	20
ESOP include in wages and salaries	7	7
Pension costs - Defined contribution plans	26	12
Other expenses	300	252
Total compensation executive management	**2.988**	**2.971**
Number of granted warrants	0	0
Accumulated warrants	0	0
Outstanding payables	**695**	**1.075**

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Other related parties		
Outside services	98	136
ESOP include in outside services	4	19
Total compensation other related parties	**102**	**155**
Number of granted warrants	0	0
Accumulated warrants	0	0
Outstanding payables	**19**	**31**

6

N.

BDO

Employee Benefit expense

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Wages and salaries	11.138	10.282
Social costs	2.857	2.696
Share-based payment expense	15	23
Pension costs - Defined contribution plans	135	125
Pension costs - Defined benefit plans	39	42
Total personnel costs	**14.183**	**13.168**

6

ll

BDO

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Reconciliation of scheme liabilities		
At the beginning of the year	145	103
Current Service cost	39	42
At the end of the year	**184**	**145**
	0	0

Transics International NV	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Discount rate on scheme liabilities	3,00%	2,69%
Expected increase in pensionable salary	0%	0%

6

H

BDO

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Overdue more than 60 days	1.461	1.774
Overdue more than 30 days and less than 60 days	947	1.512
Overdue less than 30 days	3.888	3.497
Current	3.871	4.394
Total Trade receivables (Customers)	**10.168**	**11.177**

6

ℓ.

BDO

Company	Country	31/12/2013	31/12/2012
Transics International NV	Belgium	100%	100%
Transics NV	Belgium	100%	100%
Transics Belux NV	Belgium	100%	100%
FLC NV	Belgium	100%	100%
Transics France SARL	France	100%	100%
Transics Nederland BV	The Netherlands	100%	100%
Transics Deutschland GmbH	Germany	100%	100%
Delta Industrie Service SARL	France	100%	100%
Transics Italia SRL	Italy	100%	100%
Transics Ireland Ltd	Ireland	100%	100%
CarrierWeb BV	The Netherlands	100%	100%
Transics Telemática España SLU	Spain	100%	100%

6

BDO

Date of creation of SOP	Number of created stock options	Grant Date	Number of granted stock options	Exercise price €	Beneficiary
15/05/2009	99.143	14/07/2009	99.143	5,79	Board of Directors, Senior and Middle Management

6

h

Transics International NV	2013 Weighted average exercise price €	2013 Number of options
Outstanding at the beginning of the year	**5,79**	**89.711**
Granted during the year		0
Forfeited during the year	5,79	5.435
Exercised during the year	5,79	22.777
Outstanding at the end of the year	**5,79**	**61.499**

Transics International NV '000€	31/12/2013 Consolidated 12 months	31/12/2012 Consolidated 12 months
Expenses of equity instruments	30	62
Total Expenses of equity instruments	**30**	**62**

6

1-

Transics International NV	ESOP 2009
Number of granted stock options	99.143
Number of stock options not exercisable as of 31/12/2009	99.143
Exercise price (in €)	5,79
Expected volatility	60%
Risk-free interest rate	3,50%
Expected term of stock options	6.5 years
Fair Value of each stock option (in €)	**3,505**

6

k

Earliest exercise date	Expiry date	Exercise price	Number of options 2013
15/05/2013	29/11/2019	5,79	61.499

6

h

Impairment Test on Goodwill	2013
Average growth - short term	1%
Average growth - long term	0%
WACC	10,00%
Difference between recoverable amount and carrying amount ('000€)	**32.665**

Impairment Test on Goodwill - Sensitivity analysis WACC	2013
Average growth - short term	1%
Average growth - long term	0%
WACC	15,73%
Difference between recoverable amount and carrying amount ('000€)	**0**

Impairment Test on Goodwill - Sensitivity analysis WACC	2013
Average growth - short term	1%
Average growth - long term	0%
WACC	9,00%
Difference between recoverable amount and carrying amount ('000€)	**42.645**

Impairment Test on Goodwill - Sensitivity analysis EBIT	2013
Average growth - short term	1%
Average growth - long term	0%
WACC	10,00%
EBIT	-36,4%
Difference between recoverable amount and carrying amount ('000€)	**0**

Impairment Test on Goodwill - Sensitivity analysis EBIT	2013
Average growth - short term	1%
Average growth - long term	0%
WACC	10,00%
EBIT	10%
Difference between recoverable amount and carrying amount ('000€)	**41.641**

Transics International NV '000€	31/12/2013 Consolidated 12 months		31/12/2012 Consolidated 12 months			
	Carrying value	Fair value	Carrying value	Fair value	Level	Balance sheet caption
LT receivables	681	681	1.060	1.060	3	Trade and other receivables
Trade receivables	10.623	10.623	11.623	11.623	3	Trade and other receivables
Other receivables	8	8	50	50	3	Trade and other receivables
Prepayments	156	156	172	172	3	Trade and other receivables
Loans and receivables	11.468	11.468	12.905	12.905		
Trade payables	6.519	6.519	7.045	7.045	3	Trade and other payables
Derivative financial instruments	0	0	279	279	2	Derivative financial instruments
Other payables	4.072	4.072	3.490	3.490	3	Trade and other payables
Other current liabilities	608	608	440	440	3	Trade and other payables
Financial liabilities at amortized costs	11.199	11.199	11.254	11.254		

b

l~

ANNEX 5

Amendments to employment / management contracts

1. The current management contract of DOBA BVBA (management company of Bart Verhaeghe) does not correspond anymore to the services effectively performed by DOBA BVBA. As previously agreed with the Purchaser, following completion a new management contract will be proposed to Doba BVBA. The financial parameters of such new contract have already been determined, i.e. a fixed fee of EUR 220,000 and a variable fee of EUR 100,000.

2. [Table to be added]

Name	Dept 1	Function	Gross year salary 2013 (fix+varia+kew)	Gross year salary 2014 (fix + varia + kew)	increase yearly base	Discription adaptation
Belgian Payroll	**01/01/2014 iedereen indextoepassing 1,02%**					
Nulens Didier	Executive com.	CCOO	143.920	171.320	27.400	vanaf 01/01/2014 loon naar 8500 na index en varia €50000 per jaar
De Schryver Ingo	sales	Regional Sales Manager	94.112	102.766	8.654	bonus wordt vanaf 2014 management bonus waarvan 50% sales en 50% companytargets €35000 en 3 voorschotten van €5000 (ipv 12*2250/maand commissie op 100% target) + wagen bestellen uit VP level
Decommer Stephanie	HR	HR Officer	67.488	70.356	2.868	vanaf 01/01/2014 loon na index €4300 (loon voor index was €4094)
Bamelis Joeri	OPS	OPS Manager	62.510	65.211	2.702	vanaf 01/01/2014 loon + €150 (= toepassing van beloofd traject)
Suffis Dieter	Finance&Admin	Group controller	59.165	61.666	2.501	vanaf 01/01/2014 loon na index +100 en KEW naar 200
Vanheste Valentine	Finance&Admin	Financial controller	59.165	61.666	2.501	vanaf 01/01/2014 loon na index +100 en KEW naar 200
Delaey Steven	Product Management	product manager	53.002	56.400	3.398	vanaf 01/01/2014 loon +150 en +50KEW (in beloofd traject was +€200 loonsverhoging voorzien, werd omgezet naar +€150 en 50KEW om KEW in lijn te krijgen met andere PM's)
Verstraete Brecht	Order Management	Contract Administrator	46.977	48.928	1.952	vanaf 01/01/2014 zal individuele bonus on target €3000 bedragen
Vandamme Korneel	Product Management	Software Integration Consultant	47.327	48.860	1.533	vanaf 01/01/2014 +75 € bruto
Breyer Sophie	staf of senior management	management assistant	48.099	48.577	478	vanaf 01/01/2014 + sociaal abonnement
Dejonghe Dimitri	Order Management	Application Architect	40.449	42.297	1.848	vanaf 01/01/2014 loon na index +€100 (luc heeft dit wegens ziekte nog niet kunnen meedelen en zal dit retroactief doen toepassen)
Pinoy Ellen	Marketing	E-learning Coach	38.497	40.784	2.287	loon wordt €2700 na index en individuele bonus wordt €1250
Transics France						
Drombry Mickael	Management	VP Region South	107.212	117.196	9.984	vanaf 01/01/2014 wordt fix 6433,84 en wordt bonus 40000
Garcia Pierre	OPS	OPS Manager	66.780	70.280	3.500	vanaf 01/01/2014 loon +€250 (toepassing van beloofd traject)
Poland						
Bastrzyk Robert	OPS	OPS Manager	78.750	82.500	3.750	vanaf 01/01/2014 loon van 21000PLN naar 22000PLN (toepassing van beloofd traject)
Transics Ireland						
Sharkey Martin	R&D	R&D Manager Transics Ireland	90.000	100.000	10.000	vanaf 01/01/2014 90000/jaar ipv 80000, bonus blijft 10000
Lopes Luiz	R&D	Solutions Architect	58.000	60.000	2.000	vanaf 01/01/2014 55000 jaar en bonus wordt €5000
Purdez Jozef	R&D	Software Development	52.000	54.000	2.000	vanaf 01/01/2014 49000 jaar en bonus wordt €5000
Mercadante Jose Paulo	R&D	Embedded Software Programm	37.000	42.000	5.000	vanaf 01/01/2014 40000 en bonus wordt €2000
O'Sullivan Mikie	R&D	Webdevelopper	38.400	42.000	3.600	vanaf 01/01/2014 40000 en bonus wordt €2000
DIS						
Vadant Christian	staf of senior management	Gérant	88.400	91.700	3.300	vanaf 01/01/2014 loon +250
Tabarot Roland	SAL	CBO	57.684	58.740	1.056	vanaf 01/01/2014 loon naar €3200
Blanc Pierre	R&D	R&D	43.353	46.288	2.935	vanaf 01/01/2014 loon naar 3340 en bonus van €1000
				TOTAL INCREASE	77.847	

SCHEDULE 8

BANK GUARANTEE

[*on the bank's letterhead*]

BANK GUARANTEE

For the attention of:

WABCO EUROPE BVBA
Waversesteenweg 1789
1160 Oudergem
Belgium

[DATE]

1. The undersigned, [BANK], having its registered office at [ADDRESS BANK], Belgium, registered with the Crossroad Bank of Enterprises under the number [NUMBER] (RPR [PLACE]) (the **Bank**), hereby validly represented by [NAME[S]], in his/her function of [FUNCTION], provides the following irrevocable bank guarantee (the **Bank Guarantee**):

2. Our clients, Creafund Transics Shares Stille Maatschap, having its registered office at Kapitein Maenhoutstraat 77b, 9830 Sint-Martens-Latem, Mr. Ludwig Lemenu, having his main residence at Sint-Pietersstraat 4, 8790 Reningelst, Belgium, Mr. Walter Mastelinck, having his main residence at Casselrylaan 26, 9800 Deinze, Belgium, Cassel BVBA, a private limited liability company incorporated under the laws of Belgium, with registered office at Casselrylaan 26, 9800 Deinze, Belgium, and registered with the Crossroad Bank of Enterprises under number 0463.604.768 (RPR Gent) and Uniholding SA, a limited liability company incorporated under the laws of Luxembourg, with registered office at rue Joseph Hacking 1, L-1746 Luxembourg, Luxembourg, registered with the commercial register under number B31.745 (together the **Sellers**) have entered into a share purchase agreement (the **Agreement**) with Wabco Europe BVBA, a private limited liability company incorporated under the laws of Belgium, with registered office at Waversesteenweg 1789, 1160 Oudergem, Belgium, and registered with the Crossroad Bank of Enterprises under number 0475.956.135 (RPR Brussel) (the **Purchaser**) with respect to the acquisition of the complete outstanding share capital of Tavares NV (the **Company**).

3. Capitalised terms not explicitly defined in the present Bank Guarantee shall have the meaning assigned to them in the Agreement.

4. This Bank Guarantee is granted at the request of the Sellers in favour of the Purchaser in accordance with Clause 9 of the Agreement.

5. The Bank hereby unconditionally and irrevocably guarantees to pay the Purchaser on first demand all sums which may be claimed under this Bank Guarantee, up to a maximum of EUR 7,000,000(the **Guaranteed Amount**). The Purchaser may make any number of demands under this Bank Guarantee, in which case the Guaranteed Amount will each time be reduced by an amount equal to the aggregate amount paid under any such demand.

6. The Bank acknowledges that the Bank Guarantee constitutes an unconditional and immediate payment obligation. The Bank agrees to pay regardless of any objections by the Sellers and undertakes not to raise any nullity, exception, set-off nor any objection or refusal of any nature whatsoever deriving from any legal and/or business relations between Sellers, the Company and Purchaser or any third party (including in connection with the Agreement), or from any legal and/or business relations between the Bank and the Sellers or the Company, in an attempt to delay or avoid the unconditional and immediate performance of the present guarantee.

7. The Bank Guarantee may be called by the Purchaser by sending a demand notice (the **Notice**) to the Bank by registered mail, specifying the amount called under the Bank Guarantee and the payment details, accompanied by one of the following documents:

   (a) a written agreement between the Sellers and the Purchaser concerning the amount for which the Bank Guarantee is called upon; or

   (b) an enforceable arbitration award ordering the Sellers to pay the amount for which the Bank Guarantee is called upon; or

   (c) a statement of claim filed by the Purchaser in any bankruptcy or insolvency proceedings of the Sellers, the amount of which declaration matches the amount for which the Bank Guarantee is called upon;

   In such case, the Bank shall unconditionally and on first demand, on the second business day following the date of receipt of the Notice by the Purchaser, pay the amount for which the Bank Guarantee is called as specified in the registered mail (increased by applicable costs, commissions and interest, if relevant) to the Purchaser into an account specified by the Purchaser in the Notice.

   The provisions of this clause 7 are referred to as the **Release Mechanism**.

8. The Bank Guarantee becomes effective as of the date of signature and is valid for a period of twelve (12) months from the Completion Date, after which it will be reduced to zero, or as the case may be, to the aggregate amount of the Pending Claims (including interests and costs) as defined hereafter (the **Surviving Amount**).

   The Surviving Amount is to be calculated as the sum of the amount of any pending claim that the Purchaser may have notified against the Sellers and that are still outstanding on the first anniversary of the Completion Date (the **Pending Claims**).

   The Purchaser shall inform the Bank by registered mail of the Surviving Amount at the latest on the first anniversary of the Completion Date. Such registered mail shall be accompanied by a copy of the notification of the Pending Claims. The Surviving Amount shall be further reduced and paid by the Bank in accordance with the Release Mechanism.

   Any decrease of the amount in dispute under a Pending Claim shall be notified by the Purchaser or Sellers to the Bank. The Surviving Amount will then be reduced with the amount stated in such notification.

9. Any Notice or other communication given under the Bank Guarantee shall be given in writing in English and may be delivered in person or sent by registered mail to the relevant party as follows:

   (a) to the Sellers at the address indicated in the Agreement;

   (b) to the Purchaser at the address indicated in the Agreement;

(c) to the Bank at: [ADDRESS]

Any registered mail sent under the Bank Guarantee shall be deemed to have been received the day after such mail has been handed over to the post services for mailing, evidenced by a return receipt.

10. The Bank Guarantee shall inure to the benefit of the Purchaser as well as the Purchaser's successors, transferees (by way of novation or otherwise) and assignees under the Agreement.

11. The Bank Guarantee shall be governed by the laws of Belgium. All disputes arising from or in connection with this Bank Guarantee shall be exclusively and definitively settled by the courts of [Brussels].

[PLACE], [DATE]

For [BANK]

Name:	Name:
Title:	Title:

6 ll

SCHEDULE 9

INTERPRETATION

1. In this Agreement:

Bank Guarantee has the meaning set forth in Clause 9;

BCC means the Belgian Company Code (*Wetboek van vennootschappen/Code des sociétés*);

Business Day means a day (other than a Saturday or Sunday) on which banks are generally open in Belgium for business;

Business Warranties has the meaning set forth in Clause 8.2(a);

CD/DVDs has the meaning set forth in Clause 18.7;

Claim has the meaning set forth in Clause 8.6(a);

Claim Notice has the meaning set forth in Clause 8.6(a);

Company has the meaning set forth in recital (A);

Completion means the completion of the sale and purchase of the Shares in accordance with this Agreement;

Completion Date has the meaning set forth in Clause 3.1;

Data Room means the information and the documents made available to the Purchaser through a virtual data room organised by the Sellers, including the information provided through the Q&A facility;

Date of the Agreement has the meaning set forth in the preamble;

De Minimis has the meaning set forth in Clause 8.5(c);

Effective Date means 31 December 2013;

Effective Date Accounts means the audited consolidated financial statements of Transics as at the Effective Date, including for the avoidance of doubt the notes to such financial statements;

Encumbrance means any encumbrance, including without limitation any claim, debenture, mortgage, pledge, charge, lien, deposit or assignment by way of security, option or right of pre-emption, entitlement to beneficial ownership (including usufruct and similar entitlements), any agreement to create any of the foregoing, any provisional or executional attachment and any other interest or right held, or claim that could be raised, by a third party;

Fair Disclosure means that the relevant facts and circumstances regarding a matter clearly appear from the documents or information in the Data Room, in such manner and to the extent that its existence, impact and effect should reasonably have been clear to and known by the Purchaser after having performed a due diligence investigation with the assistance of external professional advisors, it being understood that, (where reference is made to a (particular part of a) document, but that document has not been provided in the Data Room, such reference and (particular part of a) document shall not be deemed to be Fairly Disclosed;

Fundamental Warranties has the meaning set forth in Clause 8.1(a);

Generali means Algemene Holding en Financierings Maatschappij B.V.

Group Companies means the Company, Transics and any Transics Subsidiary;

ING AM means ING AM Insurance Companies B.V., as the case may be acting in its capacity of special proxyholder of Nationale-Nederlanden Levensverzekering Maatschappij N.V., Nationale-Nederlanden Schadeverzekering Maatschappij N.V., Nationale-Nederlanden Services N.V. and Movir N.V.;

ING Facility means the acquisition bridge financing facility granted to Tavares by ING Belgium NV for an aggregate amount of EUR 38,000,000 pursuant to a facility agreement originally dated 24 April 2012, as amended from time to time and a last time on 15 July 2013;

ING Fee Amount means EUR 650,000;

ING Repayment Amount and **ING Repayment Amount Statement** means the amount required to fully repay and settle all recorded and unrecorded liabilities under the ING Facility on Completion (including principal amount, accrued interest, arrangement fees and other fees in respect of the ING Facility and any expenses incurred for early termination), as set forth in a statement from ING Belgium NV as further detailed in Clause 5;

Intellectual Property means any intellectual property rights (whether registered or not) including:

(a) all corporate names, trade names, internet domain names, logos, trade marks and service marks;

(b) all patents, patent applications and inventions and discovereies that may be patentable;

(c) all design patents (*tekeningen en modellen/dessins et modèles*);

(d) all copyright and neighbouring rights;

(e) all rights on software (including any associated source code and documentation);

(f) all rights on databases;

(g) all trade secrets (including any patentable ideas) and other confidential information (including know-how, technology and manufacturing processes, customer lists, supplier lists and employee remuneration); and

(h) all other intellectual or industrial property rights and equivalent or similar forms of protection;

Intellectual Property Assets has the meaning set forth in Part 3 of Schedule 7;

Leakage means any of the following to the extent having occurred in the period commencing on the Effective Date and ending at the Completion Date:

(a) any dividend, or distribution declared, paid or made by any Group Company (other than to another Group Company);

(b) any other payment in respect of any share capital or other securities of any Group Company (other than to another Group Company) being issued, redeemed, purchased or repaid, or any other return of capital or any repayment of loan capital to the Sellers;

(c) any payments made or future benefits granted (including management fees) by any Group Company to (or assets transferred or surrendered to or liabilities assumed, indemnified, or incurred for the benefit of) any of the Sellers or any of their affiliates and/or related individuals (including, but not limited to: (i) any related Tax to which the any Group Company is liable to account (ii) any payment or accrual of interest; (iii) any bonuses, fees, expenses or professional advisors' costs relating to the transactions contemplated by this Agreement and (iv) any payment made to such a person in his capacity as a director, employee or consultant, including any director's fees or benefits, employee remuneration, benefits or incentive arrangement, consultant's fees or director's, employee's or consultant's expenses);

(d) any assets sold and/or transferred to, or liabilities assumed, indemnified or incurred by any Group Company for the benefit of any of the Sellers or any of their affiliates and/or related individuals;

(e) the purchase by any Group Company from any of the Sellers or any of their affiliates and/or related individuals of any assets not for value and on arm's length terms;

(f) any waiver of or discount to all or part of any debt or liability amount owed to any Group Company by any of the Sellers or any of their affiliates and/or related individuals;

(g) the borrowing of any monies by any of the Sellers or any of their affiliates and/or related individuals from any Group Company;

(h) any Transaction Costs paid by any Group Company;

(i) any gratuitous or discretionary payment to any director or employee by any Group Company other than those for which appropriate provisions were made in the Effective Date Accounts;

(j) any agreement to do any of the matters referred to in paragraph (a) through (i) above; and

(k) any Tax (other than VAT in accordance with applicable law, to the extent there is a VAT credit available) becoming payable by any Group Company as a consequence of any of the matters referred to in paragraphs (a) through (j) above;

Mandatory Offer has the meaning set forth in Clause 10.2;

Minorities Earn-Out Amount means the amount to be paid to ING AM. and Generali to settle all liabilities pursuant to the share purchase agreements dated 20 November 2013 resp. 18 November 2013;

Minorities Earn-Out Declaration has the meaning set forth in Clause 6.6(b);

Money Laundering Laws has the meaning set forth in Part 2 of Schedule 7;

Non-EEA Company has the meaning set forth in Clause 18.8;

Ordinary Course of Business: an action shall be deemed to have been taken by a person in the "Ordinary Course of Business" only if such action (i) is consistent with the past practices of such

person, and (iii) taken in the ordinary course of the normal day-to-day operations of such person and such action is consistent with market conditions at the time such action was taken.

Purchase Price has the meaning set forth in Clause 4.1(a);

Purchaser's Completion Obligations has the meaning set forth in Clause 3.2(b);

Qualified Event has the meaning set forth in Clause 8.3(b);

Resigning Directors means the directors referred to in Part 3 of Schedule 3;

Sellers' Completion Obligations has the meaning set forth in Clause 3.2(a);

Sellers' Representative has the meaning set forth in Clause 15.1;

Shares has the meaning set forth in recital (A);

Shareholder Loans has the meaning set forth in Clause 6.1;

Shareholder Loan Repayment Amount means the amount required to fully repay and settle all liabilities under the Shareholder Loans on Completion (including principal amount, accrued interest and any expenses incurred for early termination);

Subsidiary Shares means the shares in the Transics Subsidiaries;

Tavares has the meaning set forth in recital (A);

Tavares Accounts means the audited financial statements of Tavares as at the Tavares Accounts Date and for the financial period ended on that date, including for the avoidance of doubt the notes to such financial statements;

Tavares Accounts Date means 31 December 2013;

Taxes means any and all taxes, whether direct or indirect and whether levied by reference to income, profits, gains, capital contributions, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto;

Transaction means the transactions contemplated under this Agreement;

Transaction Costs means (a) fees, (transaction) bonuses, expenses and disbursements (including amounts payable under related indemnity arrangements) payable to advisers (including financial, tax and legal advisors); (b) other costs, expenses and disbursements including negotiation, legal, travel and due diligence expenses; and (c) fees, (transaction) bonuses, expenses payable to officers, directors, employees or consultants of any of the Group Companies (including, but not limited to, any payments under any severance, retention, change in control or similar agreement even if further contingent on a cessation of employment or material fringe benefit plan or arrangement that is maintained or sponsored by a Group Company, or the provision of additional services, plus any payroll Tax of any of the Group Companies attributable to such compensation), incurred by a Group Company in connection with this Agreement and the Transaction contemplated hereby, whether or not conditional on Completion, it being understood that any costs incurred by any Group Company

after Completion in connection with the Mandatory Take-over Bid will not be considered to be a Transaction Costs;

Transaction Documents means this Agreement and the documents referred to in it an any other agreements executed or to be executed by the Parties on the Date of the Agreement;

Transics has the meaning set forth in recital (B);

Transics Group Companies means Transics and the Transics Subsidiaries;

Transics Shares has the meaning set forth in recital (B);

Transics Subsidiaries means all subsidiaries of Transics, the details of which are set out in Schedule 2;

Warrants means the 61,499 warrants issued by Transics still outstanding and not yet exercised on the Completion Date.

2. Where any statement in the Business Warranties is qualified by the expression "so far as the Sellers are aware" or "to the best of the Sellers' knowledge" or any similar expression, it is agreed that such statement is made by the Sellers on the basis of the facts of which the Sellers, the management committee of Transics and the chief legal officer of Transics have actual knowledge and deemed knowledge taking into account his, her or its function as shareholder, director, manager or consultants of (any of) the Group Companies, whereby the knowledge of one Seller will be deemed knowledge of every Seller. For purposes of this Agreement, a Seller will be deemed to have knowledge of any facts or events that a person placed in the same circumstances and applying a normal level of professional diligence can reasonably be expected to know. For the purposes of the Business Warranty set out in Clause 2.3(a) and Clause 2.3(b) of Part 3 of Schedule 7Part 3, Sellers' knowledge shall be deemed to also include the actual and deemed knowledge of Patrick Bustraen.

3. References to a **company** shall be construed so as to include any company, corporation or other body corporate or other legal entity, wherever and however incorporated or established.

4. A person is deemed to be **affiliated** or **connected** with another if that person is affiliated or connected with another within the meaning of article 11 of the BCC. For the avoidance of doubt, for the purposes of this Agreement the Group Companies shall not be considered to be affiliates of a Party.

5. Reference to a Seller, any of its affiliates and/or related individuals should be construed as to exclude the Group Companies.

6. **Subsidiary** and **holding company** have the meaning given to them in article 6 of the BCC.

7. References to a **person** shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality).

8. Singular words include the plural and vice versa.

9. Where in the Transaction Documents a French and/or Dutch term is given in italics or in italics and in brackets after an English term and there is any inconsistency between the French and Dutch on the one hand and the English on the other hand, the meaning of the French and Dutch term shall prevail.

10. The expressions "shall use its best efforts" or "shall use its best endeavours" or any similar shall be construed as a "*middelenverbintenis/obligation de moyen*".

11. All time periods referred to in Transaction Documents, unless otherwise stated, will be counted in days. A "day" is defined as the 24-hour period starting and finishing at midnight. All time periods unless otherwise stated commence at midnight following the triggering event and terminate at midnight following the expiration date, unless this date does not fall on a Business Day, in which case the expiration date is postponed to the next Business Day. For the avoidance of doubt, the expiration date shall be included in the period of time. If a time period is to be calculated in months or years, the period will start at midnight on the day on which the triggering event occurred and will terminate at midnight preceding the determined monthly or annual anniversary of the triggering event (*van de zoveelste tot de dag vóór de zoveelste/de quantième à veille de quantième*).

12. When using the words "(shall) cause" or "(shall) procure that" (or any similar expression or any derivation thereof), the Parties intend to refer to the Belgian legal concept of "*sterkmaking/porte-fort*" referred to in article 1120 of the Civil Code, but also to include a guarantee (on a joint and several basis) by the relevant Party of the due and timely performance of all actions, agreements and obligations to be performed by the person(s) to whom the "*sterkmaking/porte-fort*" obligation relates.